UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VELODYNE LIDAR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

            , 2022

To the Stockholders of Velodyne Lidar, Inc.:

It is my pleasure to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Velodyne Lidar, Inc. (the “Company”), to be held on             ,             , 2022 at              (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the virtual meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.cesonlineservices.com/vldr22_vm.

Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We intend to begin mailing these proxy materials on or about             , 2022 to all stockholders of record entitled to vote at the Annual Meeting. You should also have received a WHITE Proxy Card or WHITE Voting Instruction Form and postage-paid return envelope, through which your vote is being solicited on behalf of our Board of Directors (the “Board”).

Your vote will be especially important at this year’s Annual Meeting. As you may know, David S. Hall has notified the Company that he intends to (a) propose three nominees to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (b) propose the removal for cause of the Chairman of your Board, Michael Dee, as a director. You may receive proxy solicitation materials from Mr. Hall, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Mr. Hall contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hall or any other statements that Mr. Hall or his representatives have made or may otherwise make. The Board, including all of its independent directors, strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of Mr. Hall.

If you have previously submitted a proxy card sent to you by or on behalf of Mr. Hall, you can revoke that proxy and have your shares voted for your Board’s nominees and in accordance with the Board’s recommendations on the other matters by signing, dating and returning the enclosed WHITE Proxy Card or by following the instructions provided on the WHITE Proxy Card to submit a proxy over the Internet or mail or by attending the virtual Annual Meeting and voting at the virtual Annual Meeting.

We are confident that our slate of Board candidates—Helen Pan, Virginia Boulet and Andy Mattes—has the right mix of professional achievement, skills and experiences that qualifies each of the Company’s candidates to serve as a stockholder representative overseeing the management of the Company. We are committed to engaging with our stockholders and continuing to respond to stockholder concerns about the Company, and we believe we are in the best position to oversee the execution of our long-term strategic plan to grow and realize stockholder value. The Board (other than Mr. Hall’s spouse and nominee Marta T. Hall) unanimously recommends that you vote “FOR” the election of Ms. Pan, Ms. Boulet and Mr. Mattes to the Board. The Board does not endorse any of Mr. Hall’s nominees or Mr. Hall’s proposal to remove Mr. Dee from the Board and strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of Mr. Hall.

After reading the Notice of Annual Meeting of Stockholders and the Proxy Statement, please mark your votes on the accompanying WHITE Proxy Card or WHITE Voting Instruction Form, sign it and promptly return it in the accompanying postage-paid envelope. You may also vote by submitting a proxy by Internet or by mail as instructed in the Proxy Statement or on the WHITE Proxy Card or WHITE Voting Instruction Form. Please vote by whichever method is most convenient for you to ensure that your shares are represented at the Annual Meeting.

It is very important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the

Internet or by mailing the WHITE Proxy Card or WHITE Voting Instruction Form. Returning the proxy or voting by Internet does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting.

Your vote, no matter how many or how few shares you own, is very important to us. Your cooperation is greatly appreciated.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Theodore L. Tewksbury, Ph.D.

Chief Executive Officer

5521 Hellyer Avenue

San Jose, CA 95138

(669) 275-2251

www.velodynelidar.com

Velodyne Lidar, Inc.

5521 Hellyer Avenue

San Jose, CA 95138

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On             , 2022

To the Stockholders of Velodyne Lidar, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Velodyne Lidar, Inc., a Delaware corporation (the “Company” or “Velodyne Lidar”). The meeting will be held on             ,             , 2022 at              (Pacific Daylight Time). The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.cesonlineservices.com/vldr22_vm.

At the Annual Meeting our stockholders will be asked:

1.

To elect three Class II directors, for which Helen Pan, Virginia Boulet and Andy Mattes were each nominated by the Board of Directors of the Company (the “Board”). The Class II directors will serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.	To approve, on an advisory basis, the compensation of our named executive officers.

4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.

5.	To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board recommends a vote on the enclosed WHITE Proxy Card “FOR” each of the three director nominees named in the accompanying Proxy Statement and “FOR” each of Proposals 2 and 3 and “ONE YEAR” on Proposal 4.

The record date for the Annual Meeting is             , 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any postponement or adjournment thereof.

The Annual Meeting will be conducted completely virtually, via a live webcast; there will be no physical meeting location. The process for attending and participating in the virtual Annual Meeting will depend on whether you are a record holder or a beneficial holder. For specific instructions on how to attend and participate, please refer to the section entitled “Questions and Answers about the Proxy Materials and Voting” beginning on Page 1 of this Proxy Statement.

The Board is pleased to nominate each of Helen Pan, Virginia Boulet and Andy Mattes as a Class II director on our Board. Your vote is very important. Whether or not you expect to attend the virtual Annual Meeting, we encourage you to submit your proxy as soon as possible by (i) accessing the Internet site, available at www.cstproxyvote.com, or (ii) signing, dating and returning the WHITE Proxy Card provided to you. You are urged to complete and submit the enclosed WHITE Proxy Card, even if your shares have been sold after the record date. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Proxy Materials and Voting” beginning on Page 1 of this Proxy Statement and the instructions on the WHITE Proxy Card.

If your shares of Common Stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a WHITE Voting Instruction Form from that nominee. You must provide voting instructions by completing the WHITE Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted. We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the enclosed WHITE Voting Instruction Form. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

Your vote (whether cast by you personally or by proxy) will be especially important at the Annual Meeting. As you may know, David S. Hall has notified the Company that he intends to (a) propose three nominees (the “Hall Nominees”) to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (b) propose the removal for cause of the Chairman of your Board, Michael Dee, as a director (the “Hall Removal Proposal”). You may receive solicitation materials, including a proxy card, from Mr. Hall seeking your proxy. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Mr. Hall contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hall or any other statements that Mr. Hall or his representatives have made or may otherwise make.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. Our Board (other than Mr. Hall’s spouse and nominee Ms. Hall) unanimously recommends that you vote “FOR” the election of the nominees proposed by the Board—Helen Pan, Virginia Boulet and Andy Mattes—on the WHITE Proxy Card. The Board does not endorse any of the Hall Nominees or the Hall Removal Proposal and strongly urges you NOT to sign or return any proxy card sent to you by or on behalf of Mr. Hall. A stockholder wishing to vote on the Hall Nominees or the Hall Removal Proposal will not be able to do so on the WHITE proxy card and would need to either vote on Mr. Hall’s proxy card or attend the Annual Meeting and vote on the Hall Nominees or the Hall Removal Proposal. The Board does NOT recommend that stockholders vote for any of the Hall Nominees or in favor of the Hall Removal Proposal or vote on any Hall Nominee or the Hall Removal Proposal at all.

The Board urges you to sign, date and return only the enclosed WHITE Proxy Card. If you have previously signed any proxy card sent to you by Mr. Hall in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE Proxy Card or by following the instructions provided in the WHITE Proxy Card for submitting a proxy to vote your shares over the Internet or by mail or voting in person at the virtual Annual Meeting. Your last submitted proxy card counts as your votes. Completing, signing, dating and returning any proxy card that Mr. Hall may send to you, even with instructions to vote “withhold” with respect to the Hall Nominees or to vote “against” or “abstain” on the Hall Removal Proposal, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees, as only your latest proxy card or voting instruction form will be counted. We encourage you to vote only on the WHITE Proxy Card.

The Company’s nominees for election as directors of the Company are listed in the accompanying Proxy Statement and WHITE Proxy Card. The accompanying Proxy Statement also provides detailed information about the matters to be considered at the Annual Meeting. This Notice, the Annual Report on Form 10-K for the year ended December 31, 2021 and the attached Proxy Statement and form of WHITE Proxy Card are first being sent to stockholders of the record date, on or about     , 2022. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR MAIL AS DESCRIBED ON THE WHITE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A LEGAL PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR OTHER NOMINEE, YOU STILL MAY ATTEND THE VIRTUAL ANNUAL MEETING AND VOTE YOUR SHARES AT THE ANNUAL MEETING.

Regardless of the number of shares of common stock of the Company that you own, your vote will be important. Thank you for your continued support, interest and investment in Velodyne Lidar.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200; banks and brokers can call collect at (203) 658-9400.

By	Order of our Board of Directors

/s/ Daniel Horwood Daniel Horwood General Counsel and Corporate Secretary

San Jose, California

             , 2022

You are cordially invited to attend the virtual meeting. Whether or not you expect to attend the virtual meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about the Proxy Materials and Voting.”

Velodyne Lidar, Inc.

5521 Hellyer Avenue

San Jose, CA 95138

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON             , 2022

This Proxy Statement and WHITE Proxy Card are furnished in connection with the solicitation of proxies to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Velodyne Lidar, Inc. (sometimes referred to as “we,” “us,” “or,” the “Company” or “Velodyne Lidar”), which will be held virtually on             ,             , 2022, at             (Pacific Daylight Time) via live webcast by visiting www.cesonlineservices.com/vldr22_vm.

This Proxy Statement and the accompanying WHITE Proxy Card are available at www.cstproxyvote.com. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement. We intend to begin mailing these proxy materials on or about             , 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Please sign, date and promptly return the enclosed WHITE Proxy Card in the envelope provided, or grant a proxy and give voting instructions by Internet, so that you may be represented at the Annual Meeting. Instructions are on your WHITE Proxy Card or on the voting instruction form provided by your bank, broker, trust or other nominee.

INTERNET AVAILABILITY OF PROXY MATERIALS

You can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website located at www.velodynelidar.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge from our proxy solicitor, Morrow Sodali, by sending a written request to VLDR@investor.morrowsodali.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

If you would like additional copies of this Proxy Statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact our proxy solicitation agent at the following address and telephone number:

509 Madison Avenue

Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

E-mail: VLDR@investor.morrowsodali.com

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You have received these proxy materials because the Board of Directors (our “Board” or the “Board of Directors”) of Velodyne Lidar, Inc. (“we”, “us,” “our,” the “Company,” “Velodyne” or “Velodyne Lidar”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). As further described below, we request that you promptly use the enclosed WHITE Proxy Card to vote, by Internet or by mail, in the event you desire to express your support of or opposition to the Proposals.

THE BOARD (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “ONE YEAR” ON PROPOSAL 4 USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU, OTHER THAN THE WHITE PROXY CARD, EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

Is my vote important?

Your vote will be particularly important at the Annual Meeting. As you may know, David S. Hall has notified the Company that he intends to (a) propose three nominees (the “Hall Nominees”) to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (b) propose the removal for cause of the Chairman of your Board, Michael Dee, as a director (the “Hall Removal Proposal”).

You may receive proxy solicitation materials from Mr. Hall, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to the Mr. Hall or the Hall Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hall or any other statements that Mr. Hall or his representatives have made or may otherwise make. The Board recommends a vote “FOR” the election of each of the director nominees named in this Proxy Statement on the enclosed WHITE Proxy Card, and strongly and (other than Mr. Hall’s spouse and nominee Ms. Hall) unanimously urges you NOT to sign or return any proxy card(s) or voting instruction form(s) that you may receive from Mr. Hall. A stockholder wishing to vote for the Hall Nominees or the Hall Removal Proposal will not be able to do so on the WHITE proxy card and would need to either vote on Mr. Hall’s proxy card or attend the Annual Meeting and vote on the Hall Nominees or the Hall Removal Proposal. The Board does NOT recommend that stockholders vote for any of the Hall Nominees or in favor of the Hall Removal Proposal or vote on the Hall Nominees or the Hall Removal Proposal at all.

To vote “FOR” all of the Board’s nominees, you must sign, date and return the enclosed WHITE Proxy Card or follow the instructions provided in the WHITE Proxy Card for submitting a proxy over the Internet or by mail or vote in person at the Annual Meeting.

The Board urges you to sign, date and return only the enclosed WHITE Proxy Card. If you have previously signed any proxy card sent to you by Mr. Hall in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE Proxy Card or by following the instructions provided in the WHITE Proxy Card for submitting a proxy to vote your shares over the Internet or by mail or voting in person at the virtual Annual Meeting. Completing, signing, dating and returning any proxy card that Mr. Hall may send to you, even with instructions to vote “withhold” with respect to the Hall Nominees or to vote “against” or “abstain” on the Hall Removal Proposal, will cancel any proxy you may have previously submitted to have your shares voted for the Board’s nominees, as only your latest proxy card or voting instruction form will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their bank, broker, trustee or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on all matters scheduled to come before the Annual Meeting, whether or not you attend in person. By completing, signing, dating and returning the WHITE Proxy Card or WHITE Voting Instruction Form, or by submitting your proxy and voting instructions over the Internet or by mail, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company. Such persons are listed in Appendix A to this Proxy Statement.

Additionally, the Company has retained Morrow Sodali LLC (“Morrow Sodali”), a proxy solicitation firm, which may solicit proxies on the Board’s behalf. You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement. In addition, none of the information on the other websites, if any, listed in this Proxy Statement is part of this Proxy Statement. Such website addresses are intended to be inactive textual references only.

Will there be a proxy contest at the Annual Meeting?

Mr. Hall has announced his intention to (a) propose three nominees to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (b) propose the removal for cause of the Chairman of your Board, Michael Dee, as a director, also referred to as the “Hall Removal Proposal.” Our Board does NOT endorse any of the Hall Nominees or the Hall Removal Proposal. You may receive proxy solicitation materials from Mr. Hall, including proxy statements and proxy cards. The Board recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Mr. Hall or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hall or any other statements that Mr. Hall or his representatives have made or may otherwise make.

Our Board is pleased to nominate for election as director the following three persons—Ms. Helen Pan, Ms. Virginia Boulet and Mr. Mattes—named in this Proxy Statement and on the enclosed WHITE Proxy Card. We believe our three nominees have the breadth of relevant and diverse experiences, integrity and commitment necessary to continue to grow the Company for the benefit of all of the Company’s stockholders.

What is a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders and support the health of our stockholders and employees given the emerging public health impact of the coronavirus outbreak (“COVID-19”). You can virtually attend the Annual Meeting by visiting www.cesonlineservices.com/vldr22_vm, where you will be able to vote your shares and submit your questions during the meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

How do I attend the virtual Annual Meeting?

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, stockholders of record may vote by Internet or by signing, completing and mailing your WHITE Proxy Card, as described below.

The Annual Meeting will start at 9:00 a.m. (Pacific Daylight Time). We encourage you to access the meeting website prior to the start time to allow time to pre-register. If you encounter any difficulties accessing the virtual meeting during the pre-registration or meeting time, please contact Morrow Sodali support by phone at (800) 662-5200; banks and brokers can call collect at (203) 658-9400; or email at VLDR@investor.morrowsodali.com. Stockholders of record as of the record date may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/vldr22_vm. Registration requests must be made by                      (Pacific Daylight Time) on             , 2022. Pre-registration is required in order to attend the virtual meeting. Please have your Proxy Card containing your control number available and follow the instructions to complete your registration request.

Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and therefore will not be answered.

What am I voting on? What are the Board’s recommendations?

There are four matters scheduled for a vote:

•

To elect three Class II directors, for which Helen Pan, Virginia Boulet and Andy Mattes were each nominated by the Board of Directors of the Company. The Class II directors will serve until the 2025 annual meeting of stockholders or until their respective successors have been elected or appointed.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

•	To approve, on an advisory basis, the compensation of our named executive officers

•	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.

THE BOARD (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “ONE YEAR” ON PROPOSAL 4 USING THE ENCLOSED WHITE PROXY CARD.

As you may know, David S. Hall has notified the Company that he intends to (a) propose the Hall Nominees for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (b) propose the removal for cause of the Chairman of your Board, Mr. Dee, as a director, also referred to as the “Hall Removal Proposal.” In the event Mr. Hall’s proposals are properly introduced and “cause” exists for removing Mr. Dee from the Board, stockholders may also vote on the Hall Nominees and the Hall Removal Proposal at the meeting or, alternatively vote on the Hall Nominees and the Hall Removal Proposal by voting on the proxy card sent by Mr. Hall. The Board does NOT endorse any of the Hall Nominees or the Hall Removal Proposal, believes that NO cause exists for removing Mr. Dee from the Board, and strongly urges you NOT to sign or return any proxy card sent to you by Mr. Hall.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on             , 2022 will be entitled to vote at the Annual Meeting. On this record date, there were                  shares of Common Stock outstanding. The holders of our Common Stock have the right to one vote for each share of Common Stock they held as of the record date.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on             , 2022 and will be accessible for ten days prior to the meeting at our principal place of business, 5521 Hellyer Avenue, San Jose, CA 95138, between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Daylight Time).

What is the difference between a stockholder of “record” and a “street name” holder?

If your shares are registered directly in your name, then you are considered the stockholder of record with respect to those shares. The Company sent the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, then the broker, bank, trustee or other nominee is considered to be the stockholder of record with respect to those shares. In that case, you are considered to be the beneficial owner of those shares and your shares are said to be held in “street name,” and the proxy materials will be forwarded to you by that nominee. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trustee or other nominee how to vote their shares. If you do not provide voting instructions to your broker, bank, trustee or other nominee, then your shares will not be voted at the Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. If you own your shares in street name, please instruct your bank, broker, trustee or other nominee how to vote your shares using the WHITE Voting Instruction Form provided by your bank, broker, trustee or other nominee so that your vote can be counted. The WHITE Voting Instruction Form provided by your bank, broker, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

How do I vote?

If, on             , 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer, then you are a stockholder of record. Stockholders of record may vote by using the Internet or by mail as described below. Stockholders of record also may attend the virtual meeting and vote electronically.

•

You may vote by using the Internet at proxyvoting.com/VLDR by following the instructions for Internet voting on the WHITE Proxy Card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on             , 2022. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail by completing and mailing a WHITE Proxy Card.

•

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. If you wish to vote electronically at the Annual Meeting, go to www.cesonlineservices.com/vldr22_vm and register using your unique control number that was included in the WHITE Proxy Card that you received in the mail prior to the registration cut-off time of                      (Pacific Daylight Time) on             , 2022.

Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet or mail so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet voting facilities will close at 11:59 p.m. ET on             , 2022 for stockholders of record and for shares held beneficially in street name. Stockholders who submit a proxy by Internet need not return a WHITE Proxy Card or the form forwarded by your broker, bank, trust or other holder of record by mail.

If you have any questions or require assistance in submitting a proxy for your shares, please call Morrow Sodali at (800) 662-5200 (toll free for stockholders) or (203) 561-6945 (call collect for banks, brokers, trustees or other nominees).

If you hold shares through a bank or broker, please refer to your WHITE Proxy Card or other information forwarded by your bank or broker to see which voting options are available to you. If you hold shares through a bank or broker and wish to attend the virtual meeting, you must register at www.cesonlineservices.com/vldr22_vm by                     (Pacific Daylight Time) on             , 2022. If you plan to vote at the Annual Meeting you will need to have a legal proxy from your bank or broker ad submit with a ballot on the virtual meeting platform.

How will my shares be voted? What if I return a WHITE Proxy Card but do not make specific choices?

Stockholders of record as of the close of business on             , 2022, the record date, are entitled to one vote for each share of our Common Stock held on each matter to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. Where a choice has been specified on the WHITE Proxy Card with respect to the proposals, the shares represented by the WHITE Proxy Card will be voted as you specify. If you return a validly executed WHITE Proxy Card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the three Board nominees set forth on the WHITE Proxy Card (Proposal 1); “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2); “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3); and “ONE YEAR” as the frequency of future stockholder advisory votes on the compensation of our named executive officers (Proposal 4). By returning a validly executed WHITE Proxy Card, your shares will not be voted on the Hall Removal Proposal, and not voting on the Hall Removal Proposal will have the same effect as an “Against” vote with respect to such proposal.

Voting against the Hall Removal Proposal on Mr. Hall’s proxy card does not have the same effect as failing to vote at all, because voting on a card you receive from Mr. Hall will revoke any votes that you previously made on the WHITE Proxy Card. Your Board urges you to DISCARD all proxy cards or other materials sent to you by Mr. Hall. Do not return any proxy card that you may receive from Mr. Hall, even as a protest vote against Mr. Hall, the Hall nominees, the Hall Removal Proposal or the Board.

What if my shares are held in “street name?”

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Annual Meeting of Stockholders or these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting via the Internet. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker or other agent. Please follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. If you hold your shares in “street name,” please instruct your bank, broker, trust or other nominee how to vote your shares using the WHITE Voting Instruction Form provided by your bank, broker, trust or other nominee so that your vote can be counted. The WHITE Voting Instruction Form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

What are “broker non-votes”?

A “broker non-vote” occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” through a broker and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the Annual Meeting, unless it has discretionary authority with respect to that proposal and discretionary authority is permissible at an annual meeting. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Since no Proposals at the Annual Meeting will be considered routine, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any proposal. Accordingly, it is very important that you instruct your broker on how to vote shares that you hold in street name.

What is discretionary voting?

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” and do not provide voting instructions to your broker, then your shares will not be voted at the Annual Meeting on any proposal with respect to which your broker does not have discretionary authority and discretionary authority is permissible at an annual meeting. Since no proposals at the Annual Meeting will be considered routine, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any proposal. If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our Common Stock for you, your shares will not be voted with respect to Proposal 1, Proposal 2, Proposal 3 and Proposal 4 or with respect to the Hall Removal Proposal. Therefore, if your shares are held in “street name,” we encourage you to provide voting instructions on a WHITE Voting Instruction Form provided by the bank, broker, trustee or other nominee that holds your shares, in each case by carefully following the instructions provided.

Who is paying for this proxy solicitation?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the WHITE Proxy Card, the Notice of Annual Meeting of Stockholders and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services. We have retained Morrow Sodali to act as a proxy solicitor in conjunction with the Annual Meeting. We have engaged Morrow Sodali to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Morrow Sodali a fee not to exceed $         for consultation services and proxy solicitation. We will also reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Morrow Sodali expects that approximately                      of its employees will assist in the solicitation. The parties’ engagement letter contains confidentiality, indemnification and other provisions that the Company believes are customary for this type of engagement.

Our aggregate expenses, including legal fees for attorneys, accountants, public relations and other advisors, printing, advertising, postage, transportation, litigation and other costs incidental to the solicitation, but excluding (i) costs normally expended for a solicitation for an election of directors in the absence of a proxy contest and (ii) costs represented by salaries and wages of Company employees and officers, are expected to be approximately $        , of which $        has been incurred as of the date of this Proxy Statement.

Appendix A sets forth information relating to our directors, director nominees, as well as certain of our officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

What does it mean if I receive more than one WHITE Proxy Card?

Because Mr. Hall has submitted the Hall Nominees to the Board in opposition to the slate proposed by our Board, we may conduct multiple mailings prior to the Annual Meeting to ensure stockholders have our latest proxy information and materials to vote. In that event, we will send you a new WHITE Proxy Card or WHITE Voting Instruction Form with each mailing, regardless of whether you have previously voted. You may also receive more than one set of proxy materials, including multiple WHITE Proxy Cards, if you hold shares that are registered in more one name or are registered in different accounts—please vote the WHITE Proxy Card for every account you own. The latest dated proxy you submit will be counted, and IF YOU WISH TO VOTE AS RECOMMENDED BY THE BOARD, THEN YOU SHOULD ONLY SUBMIT WHITE PROXY CARDS.

What should I do if I receive a proxy card from Mr. Hall?

Mr. Hall has announced his intention to (i) propose three nominees to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board, and (ii) propose the removal for cause of the Chairman of your Board, Mr. Dee, as a director. We expect that you may receive proxy solicitation materials from Mr. Hall, including opposition proxy statements and proxy cards.

The Board strongly and (other than Mr. Hall’s spouse and nominee Ms. Hall) unanimously urges you NOT to sign or return any proxy cards or voting instruction forms that you may receive from Mr. Hall, including to vote “withhold” with respect to the Hall Nominees or vote “against” on the Hall Removal Proposal. We are not responsible for the accuracy of any information provided by or relating to Mr. Hall, the Hall Nominees or the Hall Removal Proposal contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Hall or any other statements that Mr. Hall or his representatives have made or may otherwise make. If you have already voted using the proxy card provided by Mr. Hall, you have every right to change your vote by completing and returning the enclosed WHITE Proxy Card or by voting over the Internet or by mail by following the instructions provided on the enclosed WHITE Proxy Card or WHITE Voting Instruction Form. Only the latest proxy you submit will be counted. If you vote “withhold” on the Hall Nominees using the proxy card sent to you by Mr. Hall, your vote will not be counted as a vote for any of the director nominees recommended by our Board, but will result in the revocation of any previous vote you may have cast on the WHITE Proxy Card. If you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive other than the WHITE Proxy Card.

What if I share an address with another stockholder of Velodyne Lidar?

If you reside at the same address as another Velodyne Lidar stockholder, you and other Velodyne Lidar stockholders residing at the same address may receive a single copy of the proxy materials. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to receive a separate copy of the proxy materials, you may do so by making a written or oral request to: Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138, Attention: Corporate Secretary or by calling (669) 275-2251. Upon your request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future, or if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number. The annual report and proxy statement are also available at www.proxyvoting.com/VLDR.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a holder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed Proxy Card with a later date.

•	You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 5521 Hellyer Avenue, San Jose, CA 95138.

•

You may virtually attend the Annual Meeting and vote electronically by going to www.cesonlineservices.com/vldr22_vm after pre-registering in accordance with the aforementioned instructions prior to                      (Pacific Daylight Time) on             , 2022. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held in street name, please check your voting instructions form or contact your bank, broker or nominee for instructions on how to change or revoke your vote.

Who will solicit proxies on behalf of our Board of Directors?

Proxies may be solicited on behalf of our Board of Directors, without additional compensation, by the Company’s directors and employees.

The original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at www.velodynelidar.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this Proxy Statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, or in the case of Proposal 4, “One Year,” “Two Years,” and “Three Years,” abstentions and broker non-votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or against any director, and will therefore have no effect on the outcome of the vote. For each of Proposals 2, 3 and 4, abstentions will not be considered as votes cast for or against such proposal, and will therefore have no effect on the outcome of the vote. With respect to the Hall Removal Proposal, abstentions will have the same effect as votes against such proposal. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for Proposals 1, 2, 3 and 4 and will have the same effect as votes against the Hall Removal Proposal.

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Since no proposals at the Annual Meeting will be considered routine, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any proposal.

How many votes are needed to approve each proposal?

•

Proposal 1 - Directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three nominees receiving the most “FOR” votes will be elected. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of directors.

•

Proposal 2 - Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires a “FOR” vote from the majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast for or against the proposal and therefore have no effect on the outcome of the vote.

•

Proposal 3 - The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on this proposal.

•

Proposal 4 - The choice of frequency of advisory, non-binding stockholder votes on the compensation of our named executive officers will be the option that receives the most affirmative votes at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on this proposal.

In the event the Hall Removal Proposal is properly introduced and “cause” exists for removing Mr. Dee from the Board, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding stock of the Company will be required to approve the Hall Removal Proposal. The Board does NOT endorse the Hall Removal Proposal and believes that no cause exists for removing Mr. Dee from the Board.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority in voting power of all shares outstanding on            , 2022, the record date, and entitled to vote at the Annual Meeting are represented at the meeting by stockholders present online or by proxy. On the record date, there were in the aggregate                  shares of Common Stock outstanding and entitled to vote. Thus                  shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares.

How can I find out the results of the voting at the Annual Meeting?

Final voting results will be available on a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting.

Do I have appraisal or dissenters’ rights?

Holders of our Common Stock are not entitled to dissenters’ rights of appraisal.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Corporate Secretary of the Company on or before                     .

If you wish to submit a proposal to be presented at the 2023 annual meeting of stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by the Corporate Secretary of the Company at Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138, Attn: Corporate Secretary, no earlier than             , 2023 and no later than             , 2023. You are advised to review our amended and restated bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than             , 2023. Stockholders may request a free copy of our bylaws by contacting our Corporate Secretary at 5521 Hellyer Avenue, San Jose, CA 95138, Attn: Corporate Secretary.

Who do I contact if I have further questions about voting or the Annual Meeting?

You may contact Morrow Sodali LLC at the following address and telephone number:

509 Madison Avenue

Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

E-mail: VLDR@investor.morrowsodali.com

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The table below lists our directors, our director nominees, and executive officers along with each person’s age as of April 1, 2022 and any other position that such person holds.

Name	Age	Position
Executive Officers
Theodore L. Tewksbury, Ph.D	65	Chief Executive Officer and Director
Andrew Hamer	58	Chief Financial Officer and Treasurer
James Barnhart	59	Chief Operating Officer
Sinclair Vass	53	Chief Product Officer
Kathryn McBeath	59	Chief People Officer
Matthew Rekow	52	Chief Technology Officer
Anurag Gupta	48	EVP of Engineering
Sally Frykman	37	Chief Marketing Officer
Daniel Horwood	48	General Counsel and Secretary
Laura Wrisley	51	SVP Worldwide Sales
Non-Employee Directors
Michael E. Dee(1)(3)	65	Chairman and Director
Virginia Boulet(2)(3)	68	Director
Marta Thoma Hall	70	Director
Ernest E. Maddock(1)(2)	64	Director
Kristin Slanina(2)	52	Director
Christopher Thomas(1)(2)	47	Director
Hamid Zarringhalam(2)(3)	57	Director
Director Nominees
Andy Mattes	60
Helen Pan	48

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Executive Officers

Theodore L. Tewksbury, Ph.D. Dr. Tewksbury has served as our Chief Executive Officer and as a member of the Board since November 2021. From August 2019 through November 2021, Mr. Tewskbury was CEO of Eta Compute, a provider of ultra-low power AI vision systems. Dr. Tewksbury has served as a member of the Board of Directors of Maxlinear, Inc. since May 2015. From February 2017 to March 2019, Dr. Tewksbury was Chairman, President and CEO of Energy Focus, Inc., a provider of high-performance LED lighting technology. Dr. Tewksbury served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury holds a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering and Computer

Science from the Massachusetts Institute of Technology. The board of directors believes Dr. Tewksbury is qualified to serve as a director because of his extensive general management and technical expertise, as well as his prior and current experience as a chief executive officer and public company director.

Andrew Hamer. Mr. Hamer serves as our Chief Financial Officer and Treasurer. Mr. Hamer has served as Velodyne Lidar’s Chief Financial Officer and Treasurer since July 2019. Mr. Hamer served as interim Chief Financial Officer and Treasurer from April 2019 to July 2019. Previously, from October 2017 to September 2018, Mr. Hamer served as Chief Financial Officer of Anomali, Inc., a cybersecurity company. From October 2016 to April 2017, he served as Chief Financial Officer of Sungevity, Inc., a solar electricity company. From June 2010 to February 2016, Mr. Hamer served as Chief financial officer of ON24 Inc., a provider of cloud-based webcasting and virtual communication solutions. Prior to that, Mr. Hamer was Chief Financial Officer of Keynote Systems, Inc. and he held Chief Financial Officer and Vice President of Finance and Administration positions at KnowNow, Inc., IQ Labs and Intraspect Software, Inc. Prior to 2000, Mr. Hamer served in various financial positions at Excite@Home and Sybase, Inc. Mr. Hamer holds a Master of Accountancy from Florida International University and a B.S. in Accounting from the State University of New York at Binghamton.

James Barnhart. Mr. Barnhart serves as our Chief Operating Officer. Mr. Barnhart has served as Velodyne Lidar’s Chief Operating Officer since March 2021. Prior to joining Velodyne Lidar, Mr. Barnhart served as Senior Vice President of Operations at Nanometrics Incorporated, a provider of process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, from March 2018 until March 2021. From 2010 to March 2018, Mr. Barnhart served as Senior Vice President, Global Operations at Cymer LLC, a subsidiary of ASML Holding NV, a supplier of equipment for semiconductor companies. Mr. Barnhart also held various operational leadership roles with Areva Solar, Johnson & Johnson Pharmaceutical Research & Development, L.L.C. and Applied Materials, Inc. Mr. Barnhart holds an MBA from the Walter A. Haas School of Business at the University of California, Berkeley and a B.S. in Electrical Engineering from Washington State University’s College of Engineering.

Sinclair Vass. Mr. Vass serves as our Chief Product Officer. Mr. Vass served as Velodyne Lidar’s Chief Commercial Officer from March 2021 through January 2022, when he became Velodyne’s Chief Product Officer. Prior to joining Velodyne Lidar, Mr. Vass was President of the Laser Optics Business Unit at Focuslight Technologies Inc., a China based manufacturer of high-performance laser and optical beam steering solutions from October 2019 to March 2021. Before his time at Focuslight, Mr. Vass served in various capacities at Viavi Solutions, a network test, measurement and assurance technology company, most recently as Vice President of Sales, Product Management & Customer Service from October 2012 to October 2019. Mr. Vass has also held senior leadership positions at JDS Uniphase, New Focus Inc., Lucent Microelectronics, Hewlett Packard and Plessey Research Inc. Mr. Vass graduated with a BSc (Hons) in Physics from the University of Edinburgh and holds an MBA from the Open University.

Kathryn McBeath. Ms. McBeath serves as our Chief People Officer. Ms. McBeath joined Velodyne Lidar in October 2020 as our Chief People Officer and is responsible for leading Velodyne Lidar’s global HR organization. Prior to joining Velodyne Lidar, Ms. McBeath was the Senior Director, HRBP Commercial Team for Nevro Corp., a medical device company, from August 2019 to October 2020. She served as the Head of HR for Corsair Components, Inc. (now Corsair Gaming, Inc.), a computer peripherals and hardware company, from April 2012 to August 2019. From August 2010 to September 2011 Ms. McBeath was the Director of Compensation and Benefits for Intuitive Surgical, a surgical robotics company. Prior to this she held various positions at Hewlett Packard in human resources and finance. Ms. McBeath holds a Bachelor’s degree in Business Administration with a concentration in Accounting from San Jose State University. In addition, she completed an Executive Leadership program through Stanford University.

Mathew Rekow. Mr. Rekow serves as our Chief Technology Officer. Mr. Rekow has served as Velodyne Lidar’s Chief Technology Officer since January 2020. Prior to that, Mr. Rekow was previously Velodyne Lidar’s

Director of Optical Engineering from January 2018 to January 2020 and Senior Principal Electro-Optical engineer from July 2015 to January 2018. From April 2009 to June 2015, Mr. Rekow served as Applications Lab Manager for ESI. Mr. Rekow holds a M.S. in Materials Engineering from Colorado State University, and a B.S. in Physics from the University of Idaho.

Anurag Gupta, Ph.D. Dr. Gupta serves as our EVP of Engineering. Dr. Gupta has served as Velodyne Lidar’s EVP of Engineering since January 2022. Dr. Gupta was previously the SVP Engineering at Sense Photonics, which was acquired by Ouster, Inc. from August 2020 through October 2021. Dr. Gupta was VP Engineering at View, Inc., a developer of intelligent windows, from May 2019 through August 2020. Prior to that, Dr. Gupta was the Head, Nest Sensors at Google from April 2014 through May 2019. Earlier in his career, he held various optical and systems engineering positions at Google, HP, and Tamarack Scientific. Dr. Gupta has a Ph.D. in Optical Engineering from the University of Arizona.

Sally Frykman. Ms. Frykman serves as our Chief Marketing Officer. Ms. Frykman has served as Velodyne Lidar’s Chief Marketing Officer since February 2021. Ms. Frykman served as Velodyne Lidar’s Chief Communications Officer from November 2020 to February 2021. Previously, from April 2019 to November 2020, Ms. Frykman served as Velodyne Lidar’s Vice President of Communications. From July 2018 to March 2019, Ms. Frykman served as Velodyne Lidar’s Director of Communications, Education and Business Development. Ms. Frykman served as Velodyne Lidar’s Communications and Education Manager from November 2017 to June 2018. From November 2016 to October 2017, Ms. Frykman served as Principal in San Leandro School District. From April 2016 to November 2016, Ms. Frykman served as Assistant Principal in San Leandro School District. Prior to that, Ms. Frykman served as a special education teacher in San Leandro School District from August 2012 to August 2016. Prior to 2016, Ms. Frykman served in various social worker positions at East Bay Innovations. Ms. Frykman holds a Bachelor’s Degree from University of California, Santa Barbara, a Master’s Degree from San Francisco State University and an Administrative Credential from California State University, East Bay.

Daniel Horwood. Mr. Horwood serves as our General Counsel and Secretary. Mr. Horwood joined Velodyne Lidar in June 2021 as Associate General Counsel, became the Interim General Counsel and Secretary in September 2021 and has served as our General Counsel since February 2022. From October 2018 through June 2021, Mr. Horwood served as the General Counsel and Secretary of Ra Medical Systems, Inc. From April 2018 until October 2018, Mr. Horwood served as Corporate Counsel to Teradata Corporation. Mr. Horwood was Counsel at Wilson Sonsini Goodrich & Rosati, P.C. from November 2014 through April 2018, advising life sciences and technology companies on public offerings, private financing, mergers and acquisitions, securities compliance, public company reporting and corporate governance. Mr. Horwood began his legal career at the United States Securities and Exchange Commission, where he served as Special Counsel in the Division of Corporation Finance. Mr. Horwood received a B.A. from Connecticut College and a J.D. from the University of Pennsylvania.

Laura Wrisley. Ms. Wrisley serves as our SVP of Worldwide Sales. Ms. Wrisley has served as Velodyne Lidar’s Vice President of Sales from July 2019 to January 2022, when she became our SVP of Worldwide Sales. Ms. Wrisley is responsible for overseeing Velodyne Lidar’s North America sales and customer support efforts. She brings 15 years of experience in tech-related leadership and management with expert knowledge in lidar sensor solutions for autonomous mobility and people flow analysis. From 2019 to 2021, Ms. Wrisley acted as Manager of Business Development and Director of Sales at Velodyne Lidar. From 2011 to 2019, Ms. Wrisley managed sales organizations selling into key accounts — both domestically and internationally — and contributed year-over-year growth up to $50 million in revenue for Zayo Group, a network solutions provider. She held various leadership positions at Zayo Group in support of their communication network infrastructure and wireless technologies. Ms. Wrisley holds a B.A. in Statistics and Music from California Polytechnic State University, San Luis Obispo.

Non-Employee Directors

Michael E. Dee. Mr. Dee has served as a member of Velodyne Lidar’s Board since September 2020. From November 2020 through November 2021, Mr. Dee served as the Chief Financial Officer of PureCycle Technologies, Inc., a provider of recycling services. During his tenure, Mr. Dee helped raise over $730 million and complete a merger via a special purpose acquisition company. From September 2018 until the consummation of the business combination with Velodyne Lidar in September 2020, Mr. Dee was the President and Chief Financial Officer of Graf Industrial Corp. He also served as a member of Graf’s Board of Directors from October 2018 to September 2020. Mr. Dee was a Senior Advisor to the President for Finance of the Asian Infrastructure Investment Bank in Beijing from January 2016 to July 2016 and also served as a member of its Management and Investment Committee. From 2010 to 2015, Mr. Dee managed various private investments, including providing advice to SeaOne Maritime Corp., a startup focused on the monetization of natural gas and gas liquids in Texas. Mr. Dee was Senior Managing Director — International of Temasek Holdings Private Limited, Singapore’s sovereign investment company, from 2008 to 2010 and also served as a senior member of its Management Committee and Investment Committee. Prior to joining Temasek, Mr. Dee worked as a Managing Director at Morgan Stanley where he was employed from 1981 to 2007 in a variety of senior positions in its capital markets, mergers and acquisitions and firm management divisions located in New York, London, Hong Kong, Singapore and Houston. Mr. Dee holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. We believe Mr. Dee is qualified to serve as a member of the Board based on his extensive experience in capital markets, corporate finance, private equity and mergers and acquisitions.

Virginia Boulet. Ms. Boulet has served as a member of Velodyne Lidar’s Board since October 2021. Ms. Boulet was an adjunct professor of law at Loyola University Law School from 2014 through 2018. From April 2014 until 2019, she was a Managing Director of Legacy Capital, LLC. From 2002 to March 2014, Ms. Boulet was employed as Special Counsel to Adams and Reese, LLP, a law firm. Prior to 2002, Ms. Boulet was a partner at the New Orleans law firms of Phelps Dunbar, LLP for ten years, and Jones Walker for ten years. Ms. Boulet has served on the board of directors of W & T Offshore, Inc., an oil and gas exploration and development company headquartered in Houston, Texas, since March 2005. She currently serves as the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Audit Committees of W&T Offshore, Inc., and has also served as its Lead Independent Director. Ms. Boulet served on the board of directors of Lumen Technologies, Inc., a global telecommunications company, from May 1995 through 2021. In the past, she also served as President and Chief Operating Officer of IMDiversity, Inc., an online recruiting company. Ms. Boulet received a B.A. in History from Yale University, and a J.D., cum laude, from Tulane University Law School. We believe Ms. Boulet is qualified to serve as a member of the Board based on her extensive public company experience and corporate governance expertise.

Marta Thoma Hall. Ms. Hall has served as a member of Velodyne Lidar’s Board since January 2020. Ms. Hall served as President of Velodyne Acoustics, Inc. from 2012 to 2015 and then as President of Velodyne Lidar, Inc. from 2015 until January 2020. From January 2020 through February 2021, Ms. Hall served as Velodyne Lidar’s Chief Marketing Officer. Ms. Hall holds a Master’s Degree from San Francisco State University and a Bachelor’s Degree from the University of California, Berkeley.

Ernest E. (Ernie) Maddock. Mr. Maddock has served as a member of Velodyne Lidar’s Board since January 2022. Mr. Maddock served as Chief Financial Officer and Senior Vice President of Micron Technology, Inc. from 2015 until his retirement in 2018. Prior to that, he served as Chief Financial Officer of Riverbed Technology, Inc. from 2013 to 2015. From 1997 to 2013, Mr. Maddock served in various roles at Lam Research Corporation, last as Chief Financial Officer from 2008 to 2013. He has served on the boards of directors of Ultra Clean Holdings, Inc. since June, 2018 and Avnet, Inc. since August 2021 and previously served on the board of directors of Intersil Corporation from 2015 until its sale in 2017. We believe that Mr. Maddock is qualified to serve on the Board as a result of his extensive experience in operations, finance and accounting, including service as Chief Financial Officer of multiple public companies, as well as Chair of Ultra Clean and Intersil’s respective audit committees.

Kristin Slanina. Ms. Slanina has served as a member of Velodyne Lidar’s Board since July 2021. Ms. Slanina is the Managing Director of Charge Across America, an electric vehicle race, and Chief Innovation Officer at ParkMyFleet, a provider of parking locations and technology solutions for fleet operations, a position she has held since March 2021. Previously, she served as Chief Operating Officer of TrueCar, an automotive pricing and information website for new and used car buyers, from September 2020 to March 2021 where she led the newly formed solutions group and helped the company accelerate into its next phase of growth. Before TrueCar, she was Chief Transformation Officer of Thirdware Consulting, an IT consulting organization, from January 2019 to September 2020, where she led the Emerging Technology group and paved the way for Thirdware’s status as a Tier 1 partner with Ford and other OEMs on vehicle software development, machine learning and blockchain technology. Prior, Ms. Slanina has held roles of increasing responsibility at Ernst & Young, a global professional services firm, and Fiat Chrysler Automobiles, a manufacturer of automobiles, after spending the first 18 years of her career at Ford Motor Company, beginning as a powertrain engineer. She holds an M.S. and a B.S. in Mechanical Engineering from Massachusetts Institute of Technology. We believe Ms. Slanina is qualified to serve as a member of the Board based on her experience in the automotive and technology industries.

Christopher (Chris) Thomas. Mr. Thomas has served as a member of Velodyne Lidar’s Board since May 2020. Mr. Thomas leads Integrated Insights Limited, a global consulting firm serving high technology and semiconductor companies in the United States, Europe and China. Mr. Thomas was most recently a Partner with McKinsey & Company from January 2011 to June 2020. Mr. Thomas served as co-Managing Partner for the Firm’s Global Digital Strategy service line as well as its Global IoT service line, and as the leader of its Asia Semiconductor Practice. Mr. Thomas’ client and research work focused on the artificial intelligence, automotive, cloud computing, smart home, server and storage end markets; the automotive, wireless, networking, power, analog, flash memory, and CPU product segments; and the semiconductor equipment, foundry and fabless verticals. Mr. Thomas also founded the CEO Circle, a regular gathering of more than 200 Chinese CxOs and China heads of multinational companies. Prior to McKinsey, Mr. Thomas spent ten years at Intel. Mr. Thomas was the General Manager of Intel China and also held multiple executive roles at Intel’s global headquarters. These included Chief of Staff to Intel’s Chief Sales, Marketing and Strategy Officer. Mr. Thomas began his career as a private equity investor at The Blackstone Group in New York City. Mr. Thomas is a Visiting Professor at Tsinghua University, a non-resident Senior Fellow at the Brookings Institution, and an invited member of the US-China Track II Dialogues on the Digital Economy. Mr. Thomas received an MBA from Stanford Business School, where he was an Arjay Miller Scholar, in 2000; a Master of Arts in Political Science, from Stanford University in 2000; and a Bachelor of Science in Economics, summa cum laude, from the Wharton School in 1996. We believe that Mr. Thomas is qualified to serve as a member of the Board based on his extensive international consulting and technology experience and financial expertise. Mr. Thomas’s term ends at the Annual Meeting, and he declined to be considered for renomination as a director. The Board would like to thank Mr. Thomas for his dedicated service to Velodyne.

Hamid Zarringhalam. Mr. Zarringhalam has served as a member of Velodyne Lidar’s Board since February 2021. Mr. Zarringhalam is Corporate Vice President of Nikon Corporation. In this capacity, he is simultaneously Chief Executive Officer of Nikon Ventures Corporation, Co-General Manager of the Digital Solutions Business Unit in Nikon Corporation and Executive Vice President of Nikon Precision Inc. Nikon Ventures Corporation is responsible for the external investments, strategic alliances and private equity strategy of Nikon Corporation. The Digital Solutions Business Unit is responsible for leveraging Nikon core competencies to enable and scale growth in new markets. As EVP of Nikon Precision, he is responsible for Nikon strategic partnership activities in Semiconductor Lithography in the United States. Mr. Zarringhalam joined Nikon in 1987, and in his tenure with Nikon, he has served in various senior management capacities in technology, operations, business development, and other corporate groups, including serving as President of Nikon Precision Europe. He currently serves on the board Morf3D, an aerospace additive manufacturing company and is the chair of its compensation committee. He has also served in a Board capacity for several companies in the Nikon investment portfolio. Mr. Zarringhalam has a Bachelor of Science in Finance and a Master in Business Administration, both from the University of San Francisco. We believe that Mr. Zarringhalam is qualified to serve as a member of the Board based on his nearly 35 years of experience in technology, operations and business development.

Director Nominees

Andy Mattes. Mr. Mattes has served as Coherent, Inc.’s Chief Executive Officer and President as well as a member of the Board since April 2020. Prior to joining Coherent and beginning in June 2019, he was a Senior Advisor to McKinsey & Company, a leading global management consulting firm, providing corporate and strategic consulting services to various clients of the firm. From January 2018 to May 2019, he was an independent corporate advisor. From 2013 to December 2017, he was the Chief Executive Officer and a member of the board of directors of Diebold Nixdorf Incorporated, a retail and financial services technology systems company. He also served as its President from 2013 to August 2016. Mr. Mattes was the Senior Vice President, Global Strategic Partnerships at Violin Memory, a computer storage systems company, from March 2013 to June 2013. He has also held various senior management positions with Hewlett-Packard Co., a computer technologies company. From 2008 to 2011 he was the Senior Vice President and General Manager of Hewlett Packard’s Enterprise Services for the Americas. From 2006 to 2008 he was Hewlett Packard’s Chief Sales Officer for the Enterprise Business. Mr. Mattes spent the first 20 years of his career (between 1985 and 2005) at Siemens, holding a variety of senior leadership positions. These culminated in his role as chief executive officer of Siemens Communications Inc., USA, in Boca Raton, Florida. Over his career, Mr Mattes has served on public company boards for more than 15 years in four countries. He received his Diplom-Kaufmann in business administration from Ludwig Maximilian University. We believe Mr. Mattes is qualified to join our Board because of his substantial technology industry experience, as well as his experience as the Chief Executive Officer of a publicly traded company.

Helen Pan. Ms. Pan, General Manager of Apollo Autonomous Driving USA, joined Baidu’s Intelligent Driving Group in 2017. Her responsibilities include developing autonomous driving technology and US site driverless AV system development from concept to commercial deployment. Prior to joining Baidu, she held various technical and leadership roles in the fields of autonomous driving systems, satellite/UAV communication, 3/4/5G, and RF instrument development at Waymo, Google, Intel, and Keysight (Former Agilent/HP). Her technology and products development interests include RF/microwave circuits and systems, wireless & mm-wave technology, and autonomous driving system design, validation, and deployment. Ms. Pan has a Master of Science and a Master, Electromagnetic from the University of Illinois, Urbana-Champaign. We believe Ms. Pan is qualified to serve as a member of the Board based on her experience in the technology and the autonomous vehicles industries.

Family Relationships

The brother of Laura Wrisley, our senior vice president of worldwide sales, is married to the daughter of Marta Thoma Hall, a member of our Board of Directors. James Schwandt, a son-in-law of Joseph B. Culkin, the former Chairman of Velodyne Lidar’s Board of Directors, has been employed by Velodyne Lidar since May 2017. Outside of the foregoing relationships, there are no other family relationships among any of our directors or executive officers.

Director Independence

The Board has determined that each of the current directors on the Board, other than Ted Tewksbury and Marta Thoma Hall, qualify as independent directors, as defined under the listing rules of Nasdaq. The Board has also determined that its nominees, Helen Pan and Andy Mattes, qualify as independent directors, as defined under the listing rules of Nasdaq.

Board Oversight of Risk

One of the key functions of our Board of Directors is providing oversight of our risk management process. We do not have a standing risk management committee, but rather this oversight function is performed through the Board of Directors as a whole, as well as through the various standing committees that address risks inherent in their respective areas of oversight. For example, our Board oversees the management of cybersecurity risks;

the Audit Committee is responsible for overseeing the management of risks associated with financial reporting, accounting, legal and auditing matters; the Compensation Committee oversees the management of risks associated with our compensation policies and programs and the Nominating and Governance Committee addresses environmental, social and corporate governance (“ESG”) matters.

Board Committees

Audit Committee

The members of the Audit Committee are Ernest Maddock, Christopher Thomas and Michael Dee, each of whom can read and understand fundamental financial statements. Each of Mr. Maddock, Mr. Thomas, and Mr. Dee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members. Mr. Maddock serves as the chair of the Audit Committee. Each of Mr. Maddock and Mr. Dee qualifies as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of Nasdaq.

The Audit Committee assists the Board of Directors with its oversight of the following: the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications, independence, and performance of the independent registered public accounting firm; the design and implementation of our internal audit function and risk assessment and risk management. Among other things, the Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, will initiate inquiries into certain aspects of our financial and legal affairs. The Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by employees of concerns regarding questionable accounting, code of conduct, legal or auditing matters. In addition, the Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement terms and fees, and all permissible non-audit engagements with our independent registered public accounting firm. The Audit Committee reviews and oversees all related person transactions in accordance with our policies and procedures. Our Audit Committee met 16 times in 2021. Our Audit Committee charter can be found on the “Investors” section of our website at https://investors.velodynelidar.com.

Compensation Committee

The members of our Compensation Committee are Hamid Zarringhalam, Virginia Boulet, Ernest Maddock, Kristin Slanina and Christopher Thomas. Mr. Zarringhalam is the chair of the Compensation Committee. Each member of the Compensation Committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to compensation committee members.

The Compensation Committee assists the Board of Directors in discharging certain of our responsibilities with respect to compensating our executive officers, and the administration and review of our incentive plans for employees and other service providers, including the equity incentive plans, and other matters related to our compensation programs. The Compensation Committee also assists the board with certain corporate governance matters, such as the succession planning for the Chief Executive Officer and other executive officers. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer and any other executive officer that serves on the Board may not be present during voting or deliberations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Committee full access to all books, records, facilities and personnel of the Company. In addition, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding, as determined by the Compensation Committee, for payment of reasonable fees to any such advisor retained by the Committee. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any such advisors engaged for the purpose of advising the Committee. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. In 2021, the Compensation Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant to assist the Compensation Committee in making executive compensation recommendations. See “Executive Compensation” below for additional information regarding our Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation, including the role of compensation consultants. Our Compensation Committee met 23 times in 2021. Our Compensation Committee charter can be found on the “Investors” section of our website at https://investors.velodynelidar.com.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Michael Dee, Virginia Boulet, Kristin Slanina and Hamid Zarringhalam. Ms. Boulet is the chair of the Nominating and Governance Committee. Each member of the Nominating and Governance Committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Nominating and Governance Committee members. The Nominating and Governance Committee assists the Board of Directors in identifying individuals qualified to become members of our Board, evaluating qualifications of directors and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.

Our Nominating and Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include (a) the highest professional standards and personal ethics and values, (b) broad experience at the policy-making level in business, government, education, technology or public interest, (c) a commitment to enhancing stockholder value and (d) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The Committee also considers the following factors, in no particular order of importance: (a) various and relevant career experience, (b) relevant skills, such as an understanding of the Company’s business, (c) financial expertise, (d) diversity and (e) local and community ties. However, our Nominating and Governance Committee retains the right to modify these qualifications from time to time.

Under our corporate governance guidelines diversity is one of several critical factors that the Nominating and Governance Committee considers when evaluating the composition of our Board of Directors, amongst other critical selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender, national origin, and geography. Our Board of Directors currently includes directors with a range of diversity. We believe each director contributes to our Board of Director’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the diversity of our Board of Directors and in furtherance of this, the Nominating and Governance Committee will conduct annual self-evaluations to assess its performance and effectiveness, which we expect will include its consideration of diversity and other selection criteria.

Our Nominating and Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or our Nominating and Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation. Our Nominating and Governance Committee was formed in March 2021 and met 18 times in 2021. Our Nominating and Governance Committee charter can be found on the “Investors” section of our website at https://investors.velodynelidar.com.

Executive Committee

In January 2022, our Board established an Executive Committee. Its members are Michael Dee, Ernest Maddock, Hamid Zarringhalam and Virginia Boulet. Mr. Dee is the chair of the Executive Committee. Each member of the Executive Committee qualifies as an independent director, as defined under the listing rules of Nasdaq. The Executive Committee assists the Board of Directors by reviewing and approving, subject to certain exceptions set forth in its charter, certain strategic matters such as country and business strategies, our business plans, annual budgets, targets, operational plans and business plans, evaluating new business opportunities, submitting strategic business proposals and the hiring and termination of our employees.

Board Leadership Structure

Our Board of Directors is currently chaired by Mr. Dee. As a general policy, our Board of Directors believes that separation of the positions of chairperson of our Board of Directors and Chief Executive Officer reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. As such, Dr. Tewksbury serves as our Chief Executive Officer while Mr. Dee serves as the chairperson of our Board of Directors but is not an officer of the Company. We currently expect and intend the positions of chairperson of our Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.

Stockholder Communications with our Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Meetings of the Board of Directors

Our Board of Directors met 21 times in 2021. Each member of our Board of Directors attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of our Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2021. While we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meetings of stockholders all directors are encouraged to attend. All of the directors serving at the time of last year’s meeting, held as a special meeting in lieu of an annual meeting, attended that meeting.

Code of Conduct

The Board has adopted a Code of Conduct (the “Code”). The Code applies to all of our employees, officers and directors, as well as all of our contractors, consultants, suppliers and agents in connection with their work for us. The full text of the Code is posted on our website at www.velodynelidar.com under the “Investors” section. We intend to disclose future amendments to, or waivers of, the Code, as and to the extent required by SEC regulations, at the same location on the website identified above or in public filings. Information contained on our website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website to be part of this Proxy Statement.

Hedging and Pledging Policies

Our insider trading policy prohibits our directors, officers (including our executive officers), employees and agents, as well as their immediate family members and other persons living in their households (“Company Associated Persons”) from engaging in transactions in publicly-traded options and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. Our insider trading policy also prohibits Company Associated Persons from pledging our securities as collateral for loans without prior approval of our Chief Financial Officer or General Counsel or their appointed designee (each, a “Compliance Officer”).

Director Compensation

Velodyne Lidar has adopted a non-employee director compensation program. Pursuant to the program, non-employee directors received cash and equity compensation for their service in 2021, as described below.

Cash Compensation

During fiscal year 2021, each member of our Board who was not an employee was paid an annual retainer of $45,000 for service, payable on a quarterly basis. In addition, members of our Board were eligible to be paid additional annual retainer amounts based on their service to the Board or to committees thereof as follows:

•	$30,000 for service as the chairperson of our Board;

•	$20,000 for service as the chair of our Audit Committee;

•	$15,000 for service as the chair of our Compensation Committee;

•	$10,000 for service as the chair of our Nominating and Governance Committee;

•	$10,000 for service (other than as the chair) on our Audit Committee;

•	$7,500 for service (other than as the chair) on our Compensation Committee; and

•	$5,000 for service (other than as the chair) on our Nominating and Governance Committee.

In addition, in the event a Board committee met more than five times during the computation period, non-employee directors serving on such Board committees were eligible to receive an additional per meeting fee of $750 ($1,000 in the case of a Board committee chair) up until such Board committee’s 40th meeting. The number of meetings is calculated on a calendar year basis. However, the initial computation period ran from September 29, 2020 through February 25, 2021 and the second computation period ran from February 26, 2021 through December 31, 2021. On February 15, 2022, the Board eliminated the per-meeting fee described above.

Non-employee Board members are also eligible for reimbursement of reasonable out-of-pocket travel expenses incurred in attending Board and committee meetings.

Equity-Based Compensation

Prior to February 15, 2022, new non-employee directors on our Board received an initial grant of restricted stock units (“RSUs”) valued at $150,000 (measured based on the average closing price of our Common Stock for the 30 days immediately prior to the annual meeting of stockholders for new directors elected at the annual meeting of stockholders or 30 day average prior to the appointment date for directors appointed outside the annual meeting of stockholders), which RSUs vest subject to the director’s continued service over a three-year period.

Prior to February 15, 2022, directors serving on the Board immediately after the annual meeting of stockholders also received an automatic annual grant of RSUs valued at $150,000 (measured based on the average closing price of our Common Stock for the 30 days immediately prior to the annual meeting of stockholders), which RSUs vest in full subject to the director’s continued service at the following annual meeting of stockholders. On February 15, 2022, the Board amended the equity-based compensation program for our non-employee directors to increase the value of such automatic annual RSU grants to $175,000.

2021 Director Compensation

David Hall, Velodyne Lidar’s former Executive Chairman, and Marta Hall, Velodyne Lidar’s Chief Marketing Officer during fiscal year 2020 through February 2021, did not receive any additional compensation for their service as a member of Velodyne Lidar’s Board during the 2021 fiscal year.

The following table sets forth information regarding the compensation of Velodyne Lidar’s non-employee directors during the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Virginia Boulet	9,534	155,659	—	165,193
Joseph B. Culkin (3)	55,068	272,459	—	327,527
Michael Dee	122,727	272,459	—	395,186
James A. Graf (4)	13,125	—	—	13,125
David S. Hall (5)	18,750	—	—	18,750
Marta Hall	40,161	209,612	—	249,773
Deborah Hersman (6)	25,733	303,343	—	329,076
Barbara Samardzich (7)	51,154	112,064	—	163,218
Eric Singer (8)	25,089	160,395	—	185,484
Kristin Slanina	36,457	133,126	—	169,583
Christopher Thomas	117,500	272,459	—	389,959
Hamid Zarringhalam (9)	83,382	303,343	—	386,725

(1)	Represents cash retainers for service on Velodyne Lidar’s Board of Directors and any Committees thereof as described above.
(2)

Represents the aggregate grant date fair value of RSU awards granted during 2021 to non-employee directors, computed in accordance with FASB ASC Topic 718 and SEC rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. See Note 11 to Velodyne Lidar’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for a discussion of the assumptions made by us in determining the grant date fair value of Velodyne Lidar’s equity awards. The values reflect the sum of the grant date fair value for both RSU awards originally granted to the director in 2021. As of December 31, 2021, certain of our non-employee directors held outstanding unvested RSUs covering the following number of shares of our Common Stock: Virginia Boulet — 23,478; Michael Dee— 14,463; Kristin Slanina — 16,558; Christopher Thomas — 19,054; and Hamid Zarringhalam — 23,849.

(3)	Joseph B. Culkin resigned from Velodyne Lidar’s Board of Directors in October 2021.
(4)	James A. Graf resigned from Velodyne Lidar’s Board of Directors in February 2021.
(5)	David S. Hall resigned from Velodyne Lidar’s Board in March 2021.
(6)	Deborah Hersman resigned from Velodyne Lidar’s Board of Directors in July 2021.
(7)	Barbara Samardzich did not stand for reelection at Velodyne Lidar’s annual meeting of stockholders in June 2021.
(8)	Eric Singer reigned from Velodyne Lidar’s Board of Directors in March 2022.
(9)	Hamid Zarringhalam has served as a member of Velodyne Lidar’s Board since February 2021.

Board Diversity

The following matrix presents the diverse composition of our Board of Directors:

Board Diversity Matrix (as of , 2022)
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	1

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	1	—	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 15, 2022 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

We have based our calculation of the percentage of beneficial ownership on 207,723,429 shares of our Common Stock outstanding as of April 15, 2022. We have deemed shares of our Common Stock subject to stock options or RSUs that are currently exercisable or that will settle within 60 days of April 15, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is 5521 Hellyer Avenue, San Jose, CA 95138.

Directors and Named Executive Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Michael Dee (2)	854,224	*
Virginia Boulet (3)	62,000	*
Marta Thoma Hall (4)	5,482,149	2.6%
Ernest Maddock (5)	20,000	*
Andy Mattes (6)	—	—
Helen Pan (7)	—	—
Kristin Slanina (8)	26,000	*
Ted Tewksbury (9)	2,829,358	1.4%
Christopher Thomas (10)	78,493	*
Hamid Zarringhalam (11)	30,091	*
Andrew Hamer (12)	1,004,365	*
Jim Barnhart (13)	1,103,903	*
Sinclair Vass (14)	736,678	*
Kathy McBeath (15)	466,344	*
Anand Gopalan (16)	413,452	*
All Executive Officers and Directors as a Group (19 individuals) (17)	16,744,208	8.0%
Greater than 5% Stockholders
David S. Hall	13,653,225	6.6%
Shares subject to voting proxy (18)	6,318,032	3.0%
Total	19,971,257	9.6%
Entities affiliated with Baidu Holdings Limited (19)	15,504,468	7.5%

*	Less than 1%.

(1)

This information is based on 207,723,429 shares of Common Stock outstanding at April 15, 2022. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Velodyne believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 5521 Hellyer Avenue, San Jose, California 95138.

(2)

Consists of (i) 79,823 shares of Common Stock held by Mr. Dee, (ii) 300 shares of Common Stock held by a trust of which one of Mr. Dee’s children is the beneficiary and for which Mr. Dee serves as a trustee, (iii) 218,954 shares of Common Stock held by Spar City Capital LLC and (iv) 540,684 shares of Common Stock underlying Public Warrants owned directly by Mr. Dee. Mr. Dee has voting and investment power over the shares of Common Stock held by Spar City Capital LLC, as Mr. Dee serves as such entity’s Managing Member. Mr. Dee is also a member of Graf Acquisition LLC. Mr. Dee does not have voting or investment power over any shares held by Graf Acquisition LLC, except to the extent of any direct or indirect pecuniary interest he may have therein.

(3)	Consists of 62,000 shares of Common Stock held by Ms. Boulet.
(4)

Based solely on the preliminary proxy statement on Schedule 14A filed by Mr. Hall, Nancy Amato and Ms. Hall with the SEC on April 11, 2022, consists of 5,482,149 shares of Common Stock held by Ms. Hall. Mr. Hall holds a proxy over all such shares of Common Stock.

(5)	Consists of 20,000 shares of Common Stock held by Mr. Maddock.
(6)	Mr. Mattes did not beneficially own any shares of our Common Stock as of April 15, 2022.
(7)	Ms. Pan did not beneficially own any shares of our Common Stock as of April 15, 2022.
(8)	Consists of 26,000 shares of Common Stock held by Ms. Slanina.
(9)

Consists of (i) 211,298 shares of Common Stock held by Dr. Tewksbury issued pursuant to an RSA and (ii) 2,618,060 shares of Common Stock held by Dr. Tewksbury issued pursuant to an RSA with performance-based vesting conditions.

(10)

Consists of (i) 59,440 shares of Common Stock held by Mr. Thomas and (ii) 19,053 shares of Common Stock issuable pursuant to RSUs held by Mr. Thomas that will be time-based vested within 60 days of April 15, 2022.

(11)

Consists of (i) 15,628 shares of Common Stock held by Mr. Zarringhalam and (ii) 14,463 shares of Common Stock issuable pursuant to RSUs held by Mr. Zarringhalam that will be time-based vested within 60 days of April 15, 2022.

(12)

Consists of (i) 143,626 shares of Common Stock held by Mr. Hamer, (ii) 149,604 shares of Common Stock held by Mr. Hamer issued pursuant to an RSA, (iii) 698,150 shares of Common Stock held by Mr. Hamer issued pursuant to an RSA with performance-based vesting conditions and (iv) 12,985 shares of Common Stock issuable pursuant to RSUs held by Mr. Hamer that will be time-based vested within 60 days of April 15, 2022.

(13)

Consists of (i) 41,787 shares of Common Stock held by Mr. Barnhart, (ii) 187,005 shares of Common Stock held by Mr. Barnhart issued pursuant to an RSA, (iii) 872,688 shares of Common Stock held by Mr. Barnhart issued pursuant to an RSA with performance-based vesting conditions, and (iv) 2,423 shares of Common Stock issuable pursuant to RSUs held by Mr. Barnhart that will be time-based vested within 60 days of April 15, 2022.

(14)

Consists of (i) 18,317 shares of Common Stock held by Mr. Vass, (ii) 124,670 shares of Common Stock held by Mr. Vass issued pursuant to an RSA, (iii) 581,792 shares of Common Stock held by Mr. Vass issued pursuant to an RSA with performance-based vesting conditions and (iv) 11,899 shares of Common Stock issuable pursuant to RSUs held by Mr. Vass that will be time-based vested within 60 days of April 15, 2022.

(15)

Consists of (i) 24,306 shares of Common Stock held by Ms. McBeath, (ii) 77,296 shares of Common Stock held by Ms. McBeath issued pursuant to an RSA, (iii) 360,712 shares of Common Stock held by Ms. McBeath issued pursuant to an RSA with performance-based vesting conditions and (iv) 4,030 shares of Common Stock issuable pursuant to RSUs held by Ms. McBeath that will be time-based vested within 60 days of April 15, 2022.

(16)

Based on a Form 4 filed by Dr. Gopalan on July 19, 2021. Dr. Gopalan resigned from his employment with us on July 18, 2021. Open market purchases or sales, if any, by Dr. Gopalan of our Common Stock since the date that he ceased serving as our Chief Executive Officer are not known by us or reported in the table.

(17)

Consists of (i) 16,097,840 shares of Common Stock, including 1,198,685 shares of Common Stock issued pursuant to RSAs and 8,472,548 shares of Common Stock issued pursuant to RSAs with performance-based vesting conditions, (ii) 105,684 shares of Common Stock issuable pursuant to RSUs that will be time-based vested within 60 days of April 15, 2022, (iii) 540,684 shares of Common Stock underlying Public Warrants. Mr. Hall is expected to hold a voting proxy over 5,482,149 of the 6,406,991 shares of Common Stock included in subpart (i) of this footnote. Excludes the shares of Common Stock held by Dr. Gopalan who resigned his employment with us in July 2021.
(18)

Based solely on the preliminary proxy statement on Schedule 14A filed by Mr. Hall, Nancy Amato and Ms. Hall with the SEC on April 11, 2022, consists of shares of Common Stock, and shares of Common Stock issuable pursuant to RSUs that will be time-based vested within 60 days of April 15, 2022, in each case held by certain pre-business combination Velodyne stockholders over which, except under limited circumstances, Mr. Hall holds an irrevocable proxy, pursuant to agreements between Mr. Hall and such stockholders, including certain of the Company’s directors, as indicated in the footnotes above. Velodyne does not believe that the parties to these voting agreements constitute a “group” under Section 13 of the Exchange Act, as amended, as Mr. Hall exercises voting control over these shares.

(19)

Consists of (i) 13,065,444 shares of Common Stock held by Baidu (Hong Kong) Limited, and (ii) 2,439,024 shares of Common Stock held by Baidu Holdings Limited. Baidu (Hong Kong) Limited, a Hong Kong company, is a wholly-owned subsidiary of Baidu Holdings Limited, a British Virgin Islands company, which is wholly owned by Baidu, Inc., a Cayman Islands company listed on the Nasdaq Global Select Market. Baidu, Inc. may be deemed to beneficially own all of the shares held by Baidu (Hong Kong) Limited and Baidu Holdings Limited. The address for Baidu (Hong Kong) Limited is Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong and for Baidu Holdings Limited is Offshore Incorporation Limited of P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our Common Stock, to file reports of ownership and reports of changes in ownership with the SEC. To our knowledge, based solely on our review of such forms received by us and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for 2021, except that for each of Bradley Culkin, Michael Dee, Christopher Thomas, Anand Gopalan, Andrew Hamer, Matthew Rekow, Sally Frykman, Laura Wrisley and Michael Vella, a Form 4 was filed one business day late by us on behalf of such person for one mandatory sell-to-cover transaction due to a clerical error by us.

Marta Hall filed two Forms 4 late: one was filed one business day late in connection with the vesting and settlement of restricted stock units held by Ms. Hall, and one was filed six business days late in connection with the vesting and settlement of restricted stock units held by Ms. Hall and a mandatory accompanying sell-to-cover transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2021 and currently proposed transactions in which:

•	Velodyne Lidar has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of Velodyne Lidar’s directors and our director nominees, executive officers or holders of more than 5% of our capital stock prior to the business combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Employment Arrangements with Immediate Family Members of Velodyne Lidar’s Executive Officers and Directors

Marta Thoma Hall, spouse of David Hall, Velodyne Lidar’s former Chairman and CEO, was employed by Velodyne Lidar as Chief Marketing Officer from August 2011 until February 2021 and is a current member of Velodyne Lidar’s Board of Directors. Ms. Hall’s term as a Class II director expires at the Annual Meeting.

James Schwandt, a son-in-law of Joseph B. Culkin, who served as the Chairman of our Board of Directors from February 2021 to October 2021 and served as a member of Velodyne Lidar’s Board from September 2016 until October 2021, has been employed by Velodyne Lidar since May 2017. During the year ended December 31, 2021, Mr. Schwandt had total cash compensation, including base salary, bonus and other compensation, of $358,934.

David Heeren, a son-in-law of Marta Thoma Hall, a member of Velodyne Lidar’s Board of Directors, has been employed by Velodyne Lidar since March 2017. Mr. Heeren serves as senior technical product marketing manager. During the year ended December 31, 2021, Mr. Heeren had total cash compensation, including base salary, bonus and other compensation, of $258,062.

The brother of Laura Wrisley, our SVP of Worldwide Sales, is married to the daughter of Marta Thoma Hall, a member of the Board of Directors.

James Schwandt, David Heeren and Laura Wrisley continue to be employed by Velodyne Lidar.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The amended and restated certificate of incorporation and bylaws also provide the Board of Directors with discretion to indemnify officers and employees when determined appropriate by our Board of Directors.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the amended and restated certificate of incorporation and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Leases

In January 2017, Velodyne Lidar entered into a five-year lease agreement with Hellyer-DMHall Properties, LLC, an affiliate of David Hall, Velodyne Lidar’s then Chief Executive Officer and director, and Marta Thoma Hall, Velodyne Lidar’s then Chief Marketing Officer and current director. In October 2019, Velodyne Lidar extended the lease for an additional five years and agreed to annual increases of 3% beginning in January 2020. Under the extended lease agreement, Velodyne Lidar leases approximately 205,000 square feet of office and manufacturing space in San Jose, California as its corporate headquarters. The affiliate of Mr. and Mrs. Hall sold the building relating to this lease agreement in January 2021. Rent expense was $1.3 million for the year ended December 31, 2021.

Cooperation Agreement

On March 13, 2022, Eric Singer resigned as a member of our Board of Directors. On that date, Mr, Singer and Velodyne Lidar entered into a Cooperation Agreement (the “Agreement”). Under the terms of the Agreement, Mr. Singer agreed to provide consultancy services relating to business, governance, strategic stockholder relations or other matters to Velodyne Lidar’s Chief Executive Officer. Mr. Singer will receive a fee of $50,000 per month for these services. The consultancy services may be terminated by the Company or Mr. Singer at any time following the six month anniversary of the Agreement. The other terms of the Agreement would otherwise generally be unaffected by the termination of the consultancy.

In addition, Mr. Singer will consult with the Nominating and Governance Committee of the Board regarding his replacement with an independent director, if the Board determines to replace Mr. Singer’s position.

During the period which ends on the later of (i) the day following the date of our 2023 annual meeting of stockholders (taking into account any postponement or adjournment thereof) and (ii) the date either Velodyne Lidar or Mr. Singer terminates his consultancy with Velodyne Lidar, Mr. Singer (including any affiliated investment funds (“Investors”)) shall (a) cause all voting securities that are beneficially owned by the Investors to be present for quorum purposes and (b) vote, or cause to be voted, all the securities beneficially owned by them in a manner consistent with the recommendation of the Board, subject to certain exceptions.

In addition, during the term of the Agreement, Mr. Singer will be subject to certain standstill prohibitions, which include a prohibition on Mr. Singer directly or indirectly acquiring more than 5% of the our issued and outstanding shares or taking certain other actions to influence control of Velodyne Lidar.

Certain Legal Proceedings

Arbitration Proceeding Against David Hall

On June 9, 2021, the Company initiated an arbitration proceeding against David S. Hall, alleging breach of contract and misappropriation of the Company’s confidential, proprietary, and trade secret information. To protect its intellectual property and in aid of the arbitration process, on July 2, 2021 the Company filed an application with the Santa Clara County Superior Court for a temporary restraining order and preliminary injunction to prohibit Mr. Hall from any further copying, disclosure or use of the Company’s intellectual property and to require him to return all such property to the Company.

On September 7, 2021, the arbitrator issued a preliminary injunction against Mr. Hall, ordering that: 1) Mr. Hall is enjoined from retrieving or accessing three devices to which he copied Velodyne materials and must transfer those devices to a discovery special master, who will review Mr. Hall’s retention and usage of Velodyne information and prepare reports on such retention and use; 2) Mr. Hall must provide an under-oath inventory of any and all of his personal electronic devices in his possession or control upon which Velodyne information currently resides and, upon Velodyne Lidar’s request, must provide Velodyne Lidar with access to those devices upon request to retrieve, destroy, or ensure the permanent deletion of Velodyne Lidar information from those devices; 3) Mr. Hall is enjoined from using anything he created or worked on for Velodyne Lidar during the time of his employment; and 4) In light of the preliminary injunctive relief granted under its breach of contract claim, Velodyne Lidar’s requests for relief under the California Uniform Trade Secrets Act and for a deposition were denied at this juncture, but the arbitrator expressly held that Velodyne Lidar could reinstate those demands following the special master’s report on Mr. Hall’s retention and usage of Velodyne Lidar’s materials. Mr. Hall subsequently provided an under-oath inventory pursuant to that order, which identified seventy-one personal devices that may contain Velodyne Lidar information. Because Mr. Hall did not consent to the special master conditionally appointed by the arbitrator, Velodyne Lidar and Mr. Hall are negotiating on protocol by which to preliminarily review and inspect those personal devices. On October 26, 2021, Mr. Hall filed a motion for a protective order seeking to require the Company to segregate and return his allegedly personal, private, privileged, and confidential information from his Company-issued laptop. On November 30, 2021, the judge denied Mr. Hall’s protective order, noting that Mr. Hall has no expectation of privacy as to the contents of his Velodyne – provided laptop and that he waived his right to assert privileged over the contents of the laptop. In the same ruling, the judge compelled Mr. Hall to respond to interrogatories issued by Velodyne Lidar. On December 16, 2021, the judge ruled that Velodyne Lidar sufficiently identified 2,740 allegedly-misappropriated trade secrets. On February 17, 2022, the judge imposed sanctions on Mr. Hall for discovery abuse, and ordered Mr. Hall to pay Velodyne $5,000 as sanctions.

Discrimination Proceedings by Marta Hall

On August 2, 2021, the Company received a Charge of Discrimination dated July 27, 2021, indicating that former Chief Marketing Officer, Marta Hall, has filed a charge of employment discrimination under Title VII of the Civil Rights Act, alleging sexual discrimination and retaliation. On February 15, 2022, the Equal Employment Opportunity Commission issued a determination that it will not proceed with an investigation of Ms. Hall’s claim. On September 27, 2021, the Occupational Safety and Health Administration (“OSHA”) informed the Company that it dismissed a complaint brought by Ms. Hall alleging retaliation in violation of the Sarbanes-Oxley Act (“SOX”). OSHA found that Ms. Hall failed to show that she engaged in a protected activity under SOX. On October 21, 2021, Ms. Hall submitted an objection to the findings and requested a hearing before an administrative law judge. The Company intends to defend the actions vigorously.

Hall Proceeding against Individuals

On January 18, 2022, David Hall and Marta Hall filed a complaint against various current and former officers and directors of Velodyne and other individuals in the Superior Court of California, Alameda County. The complaint alleges conspiracy to defraud, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, intentional misrepresentation, negligent misrepresentation, and securities fraud. The complaint alleges David and Marta Hall have suffered damages and seeks, among other things, compensatory and punitive damages. The Company intends to defend the action vigorously.

Policies and Procedures for Related Party Transactions

Our related party transaction policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of the Audit Committee, or other independent members of the Board of Directors in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it discusses the key factors the Compensation Committee of our Board of Directors (the “Compensation Committee”) considered in determining the compensation for the following individuals, who were our named executive officers during our 2021 fiscal year (our “named executive officers”):

•	Theodore L. Tewksbury, PhD., our Chief Executive Officer (“CEO”), effective November 10, 2021;

•	Andrew Hamer, our Chief Financial Officer who also served as our principal executive officer from July 18, 2021 through November 9, 2021;

•	Jim Barnhart, our Chief Operating Officer, beginning on March 15, 2021;

•	Sinclair Vass, who served as our Chief Commercial Officer beginning on March 11, 2021 and became our Chief Product Officer effective January 2022;

•	Kathryn McBeath, our Chief People Officer; and

•	Anand Gopalan, our former Chief Executive Officer through July 18, 2021.

Company Overview

Velodyne Lidar is a global leader in lidar technology providing real-time 3D vision for autonomous systems. Our lidar-based smart vision solutions are advancing the development of safe automated systems throughout the world, empowering the autonomous revolution by allowing machines to see their surroundings. Our solutions are deployed in many applications, including autonomous mobile robots, unmanned aerial vehicles (“UAVs”)/drones, last-mile delivery, precision agriculture, advanced security systems, and smart city initiatives, as well as for automotive applications. In automotive applications, our products improve roadway safety by providing perception data for reliable object avoidance and safe path-planning. To improve roadway, bicycle, and pedestrian safety, we sell automotive solutions to the expanding Advanced Driver Assistance Systems (“ADAS”) market, which will incrementally address the requirements of the National Highway Traffic Safety Administration (“NHTSA”) 5-Star Safety Ratings System. In the past, purchases of our solutions in these markets have been primarily focused on research and development projects. We are now seeing growth within this sector of the industry as many of our non-automotive customers move into commercial production with their offerings.

2021 Business and Performance Highlights

2021 was a year of significant change at Velodyne Lidar, including building a highly qualified leadership team of experts in their respective fields. During 2021 we made progress towards our primary objective of delivering innovative, high-volume hardware and software solutions to drive down costs and help our customers solve their system level problems for successful market expansion. We established a strategy to make lidar ubiquitous and advance our path to profitable revenue growth. This encompasses a commitment to operational excellence, advancing lidar in the early markets of robotics, industrial and infrastructure, expanding software, and developing high-performance sensors at a price point to accelerate mass adoption. Highlights for 2021 and early 2022 include the following:

•	Shipped over 15,000 lidar sensors in 2021, a 35% increase over 2020;

•

Reconstituted and enhanced the executive leadership team by appointing Theodore L. Tewksbury as Chief Executive Officer, Anurag Gupta as EVP of Engineering, Sinclair Vass as Chief Product Officer, Jim Barnhart as Chief Operations Officer, Laura Wrisley as SVP of Worldwide Sales, Daniel Horwood as General Counsel and Sally Frykman as Chief Marketing Officer;

•	Entered into a warrant agreement with Amazon;

•	Won U.S. Ninth Circuit Court of Appeals ruling upholding the validity of one of Velodyne Lidar’s foundational patents;

•	Grew our customer base to over 450;

•	Won the South by Southwest (SXSW) Innovation Award for our intelligent infrastructure solution; and

•	Board commitment to performance based long-term plan for shareholder value.

We are committed to attracting and retaining the talent needed to lead Velodyne Lidar toward achieving our long-term strategic objectives.

Executive Compensation Highlights

In 2021, the Compensation Committee held steadfast to its compensation philosophy while recognizing the accomplishments that will serve as the foundation for long-term value creation. Specifically, the Committee:

•	Remained committed to our overall pay-for-performance compensation philosophy while supporting retention during a time of leadership transition

•	Awarded short-term cash incentives at 26.2% of target (well-below our expectations) given that the Company fell below the threshold level of performance in both financial metrics (revenue and EBITDA)

•	While the financial performance thresholds were not achieved, performance in our key nonfinancial category (net multi-year agreement additions) was between our threshold and target expectations.

•

To promote long-term retention, the Committee awarded time-based annual equity awards in the form of RSUs that vest over four years. These awards occurred at various times for various reasons (as described in more detail below)

•

Strengthened its commitment to performance-based compensation with outcomes that align with shareholder experiences on a go-forward basis. As described in more detail below, the 2022 long-term incentive plan, for example, will be 70% of each executive’s long-term equity award consisting of Restricted Stock that vests based on the achievement of performance goals and the remaining 30% consisting of time-based Restricted Stock

•

Adopted an Executive Officer Compensation Recoupment Policy (“clawback” policy) which applies to incentive-based cash and equity compensation granted to or received by our current and former Section 16 officers in the event of a restatement of financial results due to material non-compliance by us with any financial reporting.

2021 Management Changes

As previously disclosed, on July 18, 2021, Anand Gopalan resigned as our CEO. During the interim period until the Board appointed our next CEO, the Board of Directors created an Office of the Chief Executive (the “OCE”) consisting of Andrew Hamer, Jim Barnhart, Kathryn McBeath and Sinclair Vass. Effective November 10, 2021, the Board of Directors appointed Ted Tewksbury as our CEO.

2021 Employment Agreement Actions

On January 13, 2021, Dr. Gopalan’s employment agreement was amended to provide him with a retention-based incentive compensation that included severance benefits if he voluntary resigned as CEO during a window period from June 1, 2021 through December 31, 2021. At the time the agreement was being renegotiated, the

Audit Committee was conducting an independent investigation into the concerning behavior of David Hall, who was at that time the Company’s Chairman, and Marta Hall, who was at that time the Company’s Chief Marketing Officer. That investigation ultimately concluded that Mr. Hall and Ms. Hall each behaved inappropriately with regard to Board and Company processes, and failed to operate with respect, honesty, integrity, and candor in their dealings with Company officers and directors. As a result of the significant uncertainties created by the behavior of the Halls, particularly toward Dr. Gopalan, the Board (as constituted at that time) took certain actions, including the amendment of Dr. Gopalan’s employment agreement and subsequent equity grants, to incentivize Dr. Gopalan to remain with Velodyne during this challenging transitional period. In addition, the Board believed that “good reason” had been triggered under Dr. Gopalan’s then-existing employment agreement as a result of the Halls’ behavior toward him.

The Board (as constituted at that time) determined that, despite the uncertainties created by the behavior of the Halls toward Dr. Gopalan, retaining Dr. Gopalan was critically important as the Company navigated a challenging transitional period and the turbulence the ongoing global pandemic. With an expanding project pipeline and record number of new shipments in Q4 2020, the Board determined that Dr. Gopalan’s sudden departure at this important inflection point was not in the best interest of the Company. Accordingly, the Board took certain actions, including amending Dr. Gopalan’s employment agreement and subsequent equity grants, to incentivize him to remain with Velodyne.

While the Board believes that its actions with respect to Dr. Gopalan’s employment agreement were necessary based on the exceptional circumstances facing the Company at the time, it does not anticipate the need for similar actions in the future. In fact, the employment agreements with our current officers (and all other employees) do not provide for any severance payment for a voluntary resignation, and the Compensation Committee and the independent members of the Board, as well as Mr. Tewksbury, are committed not to provide any such benefits, similar to those outlined above for Dr. Gopalan in 2021, for any employee in the future. None of the directors that we have nominated to be elected as Class II directors were members of the Board of Directors at the time the Board modified Mr. Gopalan’s employment agreement.

Compensation-Related Policies and Practices

Our executive compensation program reflects our compensation philosophy by incorporating certain compensation-related policies and practices while avoiding other more problematic or controversial policies and practices, as follows:

What we do

•	Pay for performance—we structure a substantial portion of pay to be “at risk” and based on Company performance.

•	Provide bonuses that are dependent on meeting corporate objectives with reasonable caps and challenging performance targets.

•	Award performance-based equity grants.

•	Prohibit hedging and pledging of our Common Stock by our directors, officers, and others with access to material nonpublic information.

•	Hold an annual stockholder advisory vote on our pay practices.

•	Welcome and initiate direct engagement with stockholders and incorporate their feedback into our compensation plan design.

•	Align compensation with the interests of stockholders.

•	Engage an independent consultant to advise on executive pay matters. This consultant performed no other consulting or services for us in 2021.

•	Maintain a Compensation Committee that consists solely of independent directors and that meets in executive session without members of management present.

What we don’t do

•	Offer pension arrangements, supplemental retirement plans or non-qualified deferred compensation arrangements to our executive officers.

•	Offer enhanced health and welfare benefits programs to our executive officers that are above and beyond those offered to our employees generally.

•	Provide excessive perquisites or other personal benefits to our executive officers.

•	Provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

•	Permit the repricing of stock options without stockholder approval.

Compensation Philosophy

Our philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to achieve our financial, operational and strategic goals, while materially adding to our long-term value without creating excessive risk to the organization. We seek to structure our executive compensation packages to be consistent with the competitive market and to align the long-term interests of our named executive officers and stockholders so that pay appropriately reflects performance in achieving our financial, operational, and strategic objectives. Specifically, our executive compensation program is designed to:

•	Recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;

•	Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;

•	Directly tie a substantial portion of each executive officer’s compensation to goals related to our long-term value and growth;

•	Reward both Company and individual performance and achievement; and

•	Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.

The following table identifies the main elements of our executive compensation program and the reasons for each:

Element	Reasons for Providing Element

Base Salary	Provide our named executive officers compensation for their services based on their knowledge, skills, past performance, and experience

Cash Incentive Compensation	Encourage our named executive officers to achieve short-term individual and company goals that drive our growth

Equity	Provide long-term retention and incentives to our named executive officers that align their interests with our stockholders’ interests

Welfare and Other Employee Benefits	Provide for our named executive officers’ safety and well-being

Change in Control and Severance Benefits	Provide our named executive officers with a measure of security in order to minimize any distractions related to termination of employment and/or change in control and allow our named executive officers to focus on their duties and responsibilities

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the compensation program for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our CEO attends Compensation Committee meetings and is involved in the determination of compensation for the executive officers who report to him. Our CEO, in consultation with our Chief Financial Officer and Chief People Officer, makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to compensation for each executive officer.

In making its determinations, the Compensation Committee reviews data from a group of peer companies. For 2021, the Compensation Committee used a peer group recommended by its previous independent compensation consultant, Radford. The peer group was selected based on the following parameters: publicly traded technology hardware and equipment companies that have gone public in the last 10 years, revenues under $400 million, market capitalizations generally from one-third to three times the projected market value of our shares at the time we first became publicly traded and geographic locations in the San Francisco Bay Area as well as other technology hubs. The peer companies ultimately selected to assist with the determination of the compensation for our executive officers in 2021 are:

Acacia Communications	MaxLinear

ACM Research	Onto Innovation

Ambarella	PagerDuty

Axcelis Technologies	Photronics

Calix	Power Integrations

FormFactor	Qualys

Inphi	Rambus

Lattice Semiconductor	Semtech

MACOM Technology Solutions	Xperi

In setting the various elements of compensation for our named executive officers, our Compensation Committee reviewed base salary, target incentive opportunity, target total cash compensation (i.e., base salary plus target incentive opportunity), annual long-term incentive, and total direct compensation values for our named executive officers and those of similarly situated executives of our compensation peer group. WTW provided data at the 25th, 50th, and 75th percentiles for such compensation, and our Compensation Committee used this data as a reference during 2021. Our Compensation Committee did not benchmark any compensation element to a specific percentile, and our Compensation Committee instead set our named executive officers’ compensation at levels it deemed appropriate after taking into account other factors such as each named executive officer’s contributions to us, our short-term and long-term objectives, and prevailing market conditions.

Executive Compensation Program Elements

The following sections describe each element of our 2021 executive compensation program, provide the rationale for each such element, and explain how our Compensation Committee determined compensation amounts and awards for 2021.

Base Salary

Base salary is the main fixed element of our named executive officers’ cash compensation. Base salary compensates our named executive officers for services they provide to us during the fiscal year. Our

Compensation Committee typically performs an annual review during which it considers adjustments to our named executive officers’ base salaries after taking into account such factors as the prevailing market conditions and the named executive officer’s responsibilities, knowledge, skills, experience, and performance. These adjustments allow us to remain competitive in attracting and retaining executive talent.

In determining the base salaries for our named executive officers, the Compensation Committee takes into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, base salary and target total cash compensation relative to other executives in similar positions, the recommendations of our CEO (other than with respect to his own base salary), and the factors set forth in “Processes and Procedures for Compensation Decisions” above.

The below table lists the base salaries of our named executive officers during fiscal year 2021 and includes a comparison to fiscal year 2020.

Named Executive Officer	2020 Base Salary Rate	2021 Base Salary Rate	2021 Base Salary Percentage Change
Theodore L. Tewksbury(1)	—	$570,000	—
Andrew Hamer	$370,000	$389,000	5.1%
Jim Barnhart(2)	—	$365,000	—
Kathryn McBeath	$300,000	$311,000	3.7%
Sinclair Vass(3)	—	$370,000	—
Anand Gopalan(4)	$500,000	$570,000	14%

(1)	Dr. Tewksbury joined the Company in November 2021. The amount reflected above represents base salary rate for the full annual period.
(2)	Mr. Barnhart joined the Company in March 2021. The amount reflected above represents base salary rate for the full annual period.
(3)	Mr. Vass joined the Company in March 2021. The amount reflected above represents base salary rate for the full annual period.
(4)	Dr. Gopalan resigned from his employment with us on July 18, 2021.

Non-Equity Incentive Plan Compensation

•

Overview & Structure. In June 2021, our Compensation Committee adopted and approved an incentive cash bonus plan for our executive team for fiscal 2021 (the “2021 Executive Bonus Program”). The 2021 Executive Bonus Plan provided for potential performance-based incentive payouts to our named executive officers based on the achievement of pre-established corporate financial objectives. The level of achievement required with respect to the annual financial objectives in order to receive payment of a target incentive bonus was set at a level determined to be challenging and requiring substantial skill and effort by senior management to achieve.

•

Target Annual Incentive Compensation Opportunities. For 2021, each of our named executive officers had a target annual incentive opportunity expressed as a percentage of base salary, with a maximum opportunity of 200% of their target level based on achievement of company performance goals at the maximum level. Further details regarding the 2021 target incentive opportunity for our named executive officers who remained employed with us through the end of the fiscal year is set forth in the table below.

Named Executive Officer	2021 Target Incentive % of Salary	2021 Target Incentive
Theodore L. Tewksbury(1)	100%	$81,200
Andrew Hamer	70%	$272,300
Jim Barnhart(2)	80%	$243,300
Kathryn McBeath	60%	$186,600
Sinclair Vass(3)	60%	$175,800

(1)	Dr. Tewksbury joined the Company in November 2021 and his target incentive was prorated for 2021.

(2)	Mr. Barnhart joined the Company in March 2021 and his target incentive was prorated for 2021.
(3)	Mr. Vass joined the Company in March 2021 and his target incentive was prorated for 2021. Mr. Vass had a minimum guarantee of $130,000 for 2021 only.

•

Corporate Performance Measures. To measure the performance of our named executive officers for the 2021 Executive Bonus Plan, our Compensation Committee developed performance targets tied to revenue, EBITDA margin, and net additional multi-year agreements (“MYAs”), as those measures were deemed as best supporting the achievement of our annual operating plan and enhancing long-term value creation. Each metric was weighted equally under the plan. As a threshold matter, our named executive officers were eligible for annual incentive compensation payouts for each component only if we met or exceeded 75% of the target goal for such component during our fiscal year ended December 31, 2021. High thresholds are required to ensure that significant achievement is a prerequisite to receive any incentive payment. MYAs were defined as a signed production for a minimum of three years, with a purchase order for the first year and with forecasts for the second and third years.

The thresholds and target performance goals established in 2021, and our results were as follows:

Performance Measure	Threshold	Target	Result	Achievement of Result
Revenue	$70.1 million	$93.4 million	$61.9 million	0%
EBITDA margin	(155.6%)	(106.2%)	(177.0%)	0%
Net MYA additions	10.5	14	11	78.6%

•

Methodology. At the end of the year, after determining whether the Company’s performance met the pre-established goals under the plan, our Compensation Committee has the right to exercise positive or negative discretion to determine the actual payout.

•

Performance in 2021 and Payout. For fiscal year 2021, we met the Net MYA additions target at the level of 78.6%, but we did not meet the thresholds for either the revenue target or EBITDA margin target. The Compensation Committee determined that payments under the 2021 Executive Bonus Plan would be based on actual performance, and decided not to use its discretion to adjust the payouts. Accordingly, the total payouts to our named executive officers under the 2021 Executive Bonus Plan were as follows:

Named Executive Officer	Target annual incentive opportunity	Actual incentive plan payment	Percentage of Actual Payment vs. Target Opportunity
Theodore L. Tewksbury(1)	$81,200	$21,300	26.2%
Andrew Hamer	$272,300	$71,300	26.2%
Jim Barnhart(2)	$243,300	$63,800	26.2%
Kathryn McBeath	$186,600	$48,800	26.2%
Sinclair Vass(3)	$175,800	$130,000	73.9%

(1)	Dr. Tewksbury joined the Company in November 2021 and his target incentive was prorated for 2021
(2)	Mr. Barnhart joined the Company in March 2021 and his target incentive was prorated for 2021
(3)	Mr. Vass joined the Company in March 2021 and his target incentive was prorated for 2021. Mr. Vass had a minimum guarantee of $130,000 for 2021 only.

2021 Bonuses

In connection with their service as a member of the OCE, Andrew Hamer received a bonus in the amount of $120,000 and each of Jim Barnhart, Kathryn McBeath and Sinclair Vass received a bonus in the amount of $60,000. Half of each bonus was paid in July 2021 and the remaining portion of the bonus was paid in January 2022.

Our named executive officers also receive a small annual holiday bonus in the same amount as other employees.

Long-Term Equity Awards

We grant annual equity awards to our named executive officers so that their long-term interests are aligned with those of our stockholders.

For NEOs, these annual awards are determined by the Compensation Committee.

We may also periodically grant equity awards to our named executive officers in connection with promotions, as additional incentive to continue their service with us, to recognize exceptional corporate and individual performance, or other criteria that we determine to be critical to support shareholder value creation. In 2021 the Committee made RSU/RSA grants to the named executive officers to address 3 main objectives:

•	Annual grants consistent with our compensation philosophy

•	Special recognition grants to support the CEO transition and create the “Office of the CEO”

•	Special recognition grants to acknowledge the new leadership appointments

Additional information regarding each of these grants is included below.

Annual RSU/Restricted Stock Awards

During 2021, the Compensation Committee approved the grant of time-based Restricted Stock Unit (“RSU”) and Restricted Stock (“RSA”) awards to our 2021 named executive officers. Such awards generally vest in installments over two or four-year periods, based on a named executive officer’s continued service with us. These time-based awards promote long-term retention and stability within our executive team.

Named Executive Officer	Dollar value of award on date of grant(1)	RSU/Restricted Stock Award (# of RSUs/shares of Restricted Stock)
Andrew Hamer(2)	$1,380,655	115,536
Kathryn McBeath(3)	$307,294	25,715
Anand Gopalan(4)	$1,681,898	182,815

(1)	The actual number of RSUs/shares of restricted stocks are granted using the average closing share price over a 30 day period. Accordingly, the grant date FMV differs from the target values.
(2)

For 40,000 of the RSUs, vesting is quarterly over 4 years beginning on March 31, 2021, and for 75,536 of the RSUs, vesting is quarterly over 4 years beginning on February 28, 2021, in each case subject to continued vesting through each date.

(3)	Vesting is quarterly over 4 years beginning on February 28, 2021, in each case subject to continued vesting through each date.
(4)	Mr. Gopalan resigned prior to any vesting events.

RSU/Restricted Stock Awards Related to Service as a Member of the OCE

In July 2021, following the resignation of Mr. Gopalan as CEO, the Board created an Office of the Chief Executive (“OCE”), comprising several members of the Company’s senior leadership team: Jim Barnhart, Chief Operating Officer; Drew Hamer, Chief Financial Officer; Kathy McBeath, Chief People Officer; and Sinclair Vass, Chief Commercial Officer. With support from the Board of Directors, the members of the OCE were charged with executing the Company’s growth strategy developed by Dr. Gopalan and the executive team. The OCE was critical to stabilizing the Company during a challenging transitional period and positioning it to realize the compelling opportunities ahead.

In connection with their appointment as members of the OCE, Messrs. Hamer, Banhart and Vass and Ms. McBeath were awarded an additional RSU award. These RSU awards vest over a two-year period in equal quarterly installments from July 18, 2021, subject to continued service through each vesting date.

Named Executive Officer	Dollar value of award on date of grant(1)	RSU/Restricted Stock Award (# of RSUs/shares of Restricted Stock)
Andrew Hamer(2)	$352,031	38,770
Jim Barnhart(2)	$176,015	19,385
Kathryn McBeath(2)	$176,015	19,385
Sinclair Vass(2)	$176,015	19,385

(1)	The actual number of RSUs/shares of restricted stocks were granted using the average closing share price over a 30 day period. Accordingly, the grant date FMV differs from the target values.
(2)	The RSU vests over a two-year period in equal quarterly installments from July 18, 2021, subject to continued service through each vesting date.

RSU/Restricted Stock Awards for New Leadership Team Members

During 2021, the Company enhanced its leadership team with the appointments of Theodore Tewksbury as Chief Executive Officer, Jim Barnhart as Chief Operating Officer and Sinclair Vass as Chief Commercial Officer. In addition, Kathryn McBeath joined the leadership team as Chief People Officer in 2020 and was granted her new hire award in 2021. These executives were granted RSU awards in connection with their appointment to their roles in order to align their interests with the Company’s stockholders and to incentivize the creation of stockholder value.

Named Executive Officer	Dollar value of award on date of grant(1)	RSU/Restricted Stock Award (# of RSUs/shares of Restricted Stock)
Theodore L. Tewksbury(2)	$1,400,906	211,298
Jim Barnhart(3)	$2,995,345	227,437
Kathryn McBeath(4)	$717,000	60,000
Sinclair Vass(4)	$1,996,901	151,625

(1)	The actual number of RSUs/shares of restricted stocks are granted using the average closing share price over a 30 day period. Accordingly, the grant date FMV differs from the target values.
(2)	25% of the shares vest on November 10, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(3)	25% of the shares vest on March 15, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(4)	25% of the shares vest on March 1, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.

Performance RSU Award

On May 13, 2021, the Compensation Committee approved a grant to Dr. Gopalan, our then CEO, of a performance-based RSU award covering 46,620 of our shares (the “Performance RSU”). Upon achievement of the performance goal at the target level, the Performance RSU would have become vested as to 34,279 shares. With respect to the Performance RSU, 80% of the award was subject to vesting based on the Company’s achievement of fiscal year 2021 revenue-based targets, and 20% of the award was subject to vesting based on the Company’s achievement of fiscal year 2021 relative total stockholder return metrics, each as further described below. For purposes of the peer group portion of the Performance RSU, the peer companies were: Aeva Technologies, Inc.; AEye, Inc.; Innoviz Technologies, Ltd.; Luminar Technologies, Inc.; Ouster, Inc.; Veoneer, Inc.; Fisker, Inc.; Lordstown Motors Corporation; Faro Technologies, Inc.; Knowles Corporation; and OSI Systems, Inc.

In connection with Dr. Gopalan’s resignation on July 18, 2021, Dr. Gopalan was entitled to vest in a pro rata portion of the Performance RSU based on our performance through that date. However, because the performance conditions for vesting had not been achieved at the time of such resignation, the Performance RSU did not vest and was forfeited in its entirety.

2022 Non-Equity Incentive Plan Metrics

For fiscal year 2022, the Compensation Committee has approved the use of revenue, Adjusted EBITDA and design wins as performance measures under our 2022 Executive Bonus Plan. In determining the amounts to be paid out under the plan, the Compensation Committee has decided to weigh such performance measures in the following proportions:

•	Revenue, 50%;

•	EBITDA, 30%; and

•	Design Wins, 20%.

For purposes of the 2022 non-equity incentive plan, “Design Wins” are defined as engineering designs for new customer projects that result in new product orders, including a revenue commitment.

2022 Long-Term Equity Awards

For 2022, the Compensation Committee approved executive equity awards that are 70% performance-based, and 30% time-based, with the exception of the EVP of Engineering, who received a new hire award that is 75% performance-based and 25% time-based. We believe that this mix of equity compensation reflects our commitment to pay for performance, as a substantial portion of these awards will not vest if our performance goals are not reached. Performance-based awards are based on EBITDA which will vest, if at all, after one year based upon the level of achievement of a predetermined EBITDA target that is designed to be challenging, yet achievable with skill and proper execution, and the remaining portion of the award will vest over the following two years. We believe that EBITDA is the best metric to evaluate our operating performance, and that it is commonly used by our stockholders in their assessment of the Company’s valuation and financial strength.

To provide additional shareholder alignment, the Compensation Committee approved the addition of a “total shareholder return cap” whereby the amount that a named executive officer can earn under a performance-based award is capped at 100% of the target award unless our total shareholder return is positive during the measurement period. Should EBITDA achievement be in excess of target and total shareholder return be negative at the end of the measurement period, no more than target level achievement performance-based equity awards will vest. The Compensation Committee believes that this structure further aligns the interests of our executives with our stockholders.

Welfare and Other Employee Benefits

We have a 401(k) Savings Plan (the “401(k) Plan”) which qualifies as a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees may elect to contribute up to 100% of their eligible compensation, subject to certain limitations. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to our employees until they are distributed from the 401(k) Plan, and any contributions we make are deductible by us when they are made. In the year ended December 31, 2021, we made employer matching contribution of $4,500 for each of Mr. Hamer, Ms. McBeath, Mr. Vass and Dr. Gopalan, $2,808 for Mr. Barnhart, and $657 for Dr. Tewksbury.

Our named executive officers are also entitled to participate in the employee benefit plans that are available to our U.S.-based, full-time and qualifying part-time employees, on the same terms and conditions as such other employees participate. These benefit plans include health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; life insurance; and accidental death and dismemberment insurance, which are generally consistent with those offered by companies that we compete with for employees.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers. However, the Compensation Committee has the authority to provide perquisites or other personal benefits in the future for purposes of recruitment, motivation, or retention.

Change in Control and Severance Benefits

We have entered into change in control and severance agreements, or change in control agreements, with our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. We believe that these change in control agreements provide retention value by encouraging our named executive officers to continue service with us and increase stockholder value by reducing any potential distractions caused by the possibility of an involuntary termination or a potential change in control, allowing our named executive officers to focus on their duties and responsibilities. For a summary of the material terms and conditions of these severance and change in control arrangements, see the section titled “Potential Payments upon Termination or Change in Control” contained in this Proxy Statement.

Other Compensation Policies

Insider Trading Policy

Our insider trading policy prohibits our named executive officers from engaging in the following activities with respect to our Common Stock: trading in derivative securities, hedging transactions, short sales, pledging stock as collateral, or holding stock in a margin account.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Our Board has adopted an Executive Officer Compensation Recoupment Policy, also known as a “clawback” policy. The policy applies to incentive-based cash and equity compensation (the “Covered Amounts”) granted to or received by our current and former Section 16 officers. Under the policy, in the event of a restatement of financial results due to material non-compliance by us with any financial reporting requirement under the federal securities laws, our Compensation Committee will review (1) the facts and circumstances that led to the Company’s obligation to file the restatement, including whether the inviduals subject to our clawback policy engaged in misconduct that contributed to our obligation to file the restatement, and (2) all incentive-based compensation received by the such individual during the three fiscal years preceding the date on which our Board determines that we are required to prepare a restatement. If the amount of any such incentive-based compensation would have been lower had the level of achievement of the applicable financial performance metric(s) been calculated based on the restated financial results, the Compensation Committee, in its sole discretion and to the extent permitted by applicable law, may require that such individual repay all or a portion of such incentive-based compensation.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our named executive officers. These guidelines are designed to further strengthen alignment between the interests of our named executive officers and our stockholders and provides that our named executive officers must own shares equivalent to a specified multiple of base salary within a five year period. The guidelines provide the following multiples of base salary for each named executive officer as follows: five for Dr. Tewksbury; three for each of Mr. Hamer, Mr. Barnhart and Mr. Vass; and two for Ms. McBeath.

Tax and Accounting Considerations

Taxation of Parachute Payments and Deferred Compensation

We do not provide and have no obligation to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Internal Revenue Code.

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2020 Incentive Plan permits a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999.

Section 409A also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A, but we do not guarantee any particular tax result for participants. Further, our 2020 Incentive Plan provides that our Board of Directors may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Section 409A.

Accounting Considerations

Authoritative accounting guidance on stock compensation requires measurement of the compensation expense for all share-based awards made to employees (such as our named executive officers) and directors based on the grant date “fair value” of the awards. Even though our named executive officers and directors may never realize any value from their equity awards, these values have been calculated for accounting purposes and reported in the tables below. This guidance also requires us to recognize the compensation cost of share-based awards in our income statements over the period that the named executive officer or director is required to continue service with us in order to vest in the equity award.

Risk Considerations

Our Compensation Committee reviews and discusses annually with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, our Compensation Committee has engaged WTW to independently review our executive compensation program. Based on these reviews, our Compensation Committee structures our executive compensation program to encourage our named executive officers focus on both short-term and long-term success. We therefore do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, our Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2021.

Respectfully submitted by the members of our Compensation Committee of the Board of Directors:

Hamid Zarringhalam (Chair)

Virginia Boulet

Ernest E. Maddock

Kristin Slanina

Christopher Thomas

2021 Summary Compensation Table

The following table shows information regarding the compensation of Velodyne Lidar’s named executive officers for services performed during the fiscal years ended December 31, 2021, 2020 and 2019, as applicable, for the years in which each individual was a named executive officer.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards(1) ($)	Stock Awards(1) ($)		Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)(3)	Total ($)
Theodore L. Tewksbury, PhD.* Chief Executive Officer	2021	81,205	(4)	339	(5)	—	1,400,906		21,276	658	1,504,384
Andrew Hamer Chief Financial Officer	2021	388,224		60,397	(6)	—	1,732,687		71,284	4,500	2,257,092
James Barnhart** Chief Operating Officer	2021	292,000	(7)	30,306	(8)	—	3,171,361		94,059	2,807	3,590,533
Sinclair Vass*** Chief Product Officer	2021	268,274	(9)	160,306	(10)	—	2,172,917		—	4,500	2,605,997
Kathryn McBeath**** Chief People Officer	2021	310,163		55,306	(11)	—	1,200,310		48,811	4,500	1,619,090
Anand Gopalan***** Former Chief Executive Officer	2021 2020 2019	329,504 499,138 465,600		— 306 306		— 924,183 —	2,102,744 24,281,575 2,146,500	(12) (13)	— 425,000 281,106	4,500 4,500 4,500	2,436,748 26,134,702 2,897,012

*	Dr. Tewksbury commenced employment with us as our Chief Executive Officer in November 2021. Accordingly, compensation information is only provided for 2021.
**	Mr. Barnhart commenced employment with us as our Chief Operating Officer in March 2021. Accordingly, compensation information is only provided for 2021.
***

Mr. Vass commenced employment with us our Chief Commercial Officer in March 2021. Accordingly, compensation information is only provided for 2021. In January 2022, Mr. Vass became our Chief Product Officer.

****

Ms. McBeath commenced employment with us in October 2020 but was not one of our named executive officers in for fiscal year 2020. She became a named executive officer during 2021. Accordingly, compensation information is only provided for 2021.

*****	Mr. Gopalan resigned his position and terminated employment with us in July 2021.
(1)

Represents the aggregate grant date fair value of stock options and stock awards to the named executive officer, computed in accordance with FASB ASC Topic 718 and SEC rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. See Note 8 to Velodyne Lidar’s consolidated financial statements included elsewhere in our Annual Report for the year ended December 31, 2021 on Form 10-K for a discussion of the assumptions made by us in determining the grant date fair value of Velodyne Lidar’s equity awards.

(2)	Represents bonuses earned under Velodyne Lidar’s annual cash incentive bonus plans with respect to 2021, 2020 and 2019 performance.
(3)	Reflects matching contributions made by us to the named executive officer’s 401(k) plan account during the applicable fiscal year.
(4)	Represents the prorated amount of Dr. Tewksbury’s annual salary of $570,000 that was earned during fiscal year 2021 following his commencement of employment in November 2021.
(5)	Represents a holiday bonus paid to all employees.
(6)

Represents 50% of the bonus of $120,000 earned by Mr. Hamer for his services during 2021 as a member of the OCE, which was paid in July 2021. The remaining $60,000 of the retention bonus was paid in January 2022. Also includes a $397 holiday bonus paid to all employees.

(7)	Represents the prorated amount of Mr. Barnhart’s annual salary of $365,000 that was earned during 2021 following his commencement of employment in March 2021.
(8)

Represents 50% of the bonus of $60,000 earned by Mr. Barnhart for his services during 2021 as a member of the OCE, which was paid in July 2021. The remaining $30,000 of the retention bonus was paid in January 2022. Also includes a $306 holiday bonus paid to all employees.

(9)	Represents the prorated amount of Mr. Vass’s annual salary of $370,000 that was earned during 2021 following his commencement of employment in March 2021.
(10)

Mr. Vass received a guaranteed bonus of $130,000 for fiscal year 2021, but will not receive a guaranteed bonus for 2022 or future years. Mr. Vass also earned 50% of the bonus of $60,000 for his services during 2021 as a member of the OCE, which was paid in July 2021. The remaining $30,000 of the bonus was paid in January 2022. Also includes a $306 holiday bonus paid to all employees.

(11)

Represents 50% of the retention bonus of $60,000 earned by Ms. McBeath for her services during 2021 as a member of the OCE, which was paid in July 2021. The remaining $30,000 of the bonus was paid in January 2022. Also includes a $25,000 signing bonus paid in March 2021 and a $306 holiday bonus paid to all employees.

(12)

In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. In 2021, Dr. Gopalan was granted performance-based RSUs, the vesting of which was contingent upon the Company’s achievement of revenue, and relative TSR targets, as described in greater detail in the “Equity” section of the “Compensation Discussion and Analysis” above. For Dr. Gopalan’s performance-based RSUs, the amount set forth above (as determined in accordance with FASB ASC Topic 718) reflects the grant date fair value assuming “target” level (100%) achievement of the performance goals, which we determined was the probable outcome for such awards at the time of grant.

(13)

The value reflected in the “Stock Awards” column for Dr. Gopalan for fiscal year 2020, is equal to the sum of the grant date fair value for both RSU awards originally granted to Dr. Gopalan in 2020 and for the additional incremental values resulting from the Company’s modification during 2020 of RSUs held by Dr. Gopalan (whether granted in 2020 or granted during a prior year). The RSUs held by Dr. Gopalan were modified on October 30, 2020 when our Board of Directors waived the liquidity event vesting condition that had applied to the awards requiring completion of an initial public offering or a change in control of Velodyne Lidar in light of completion of the business combination. Specifically, the amount included in the “Stock Awards” column for Dr. Gopalan for fiscal year 2020 comprises the following amounts: $7,944,707 for the grant date value of RSUs granted in fiscal year 2020 and $16,336,868 for the incremental fair value of RSU awards modified in 2020.

2021 Grants of Plan-Based Awards Table

The following table provides information on the grants of plan-based awards made to each named executive officer during the year ended December 31, 2021.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date		Board Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Theodore L. Tewksbury, PhD	N/A		N/A	20,300	81,200	162,400	—	—	—	—	—
	11/10/2021	(4)	—	—	—	—	—	—	—	211,298	1,400,906
Andrew Hamer	N/A		N/A	68,025	272,100	544,200	—	—	—	—	—
	3/8/2021	(5)	—	—	—	—	—	—	—	115,536	1,380,655
	7/18/2021	(6)	—	—	—	—	—	—	—	38,770	352,032
James Barnhart	N/A		N/A	60,825	243,300	486,600	—	—	—	—	—
	4/15/2021	(7)	—	—	—	—	—	—	—	227,437	2,995,345
	7/18/2021	(6)	—	—	—	—	—	—	—	19,385	176,015
Sinclair Vass	N/A		N/A	43,950	175,800	351,600	—	—	—	—	—
	4/15/2021	(8)								151,625	1,996,901
	7/18/2021	(6)								19,385	176,015
Kathryn McBeath	N/A		N/A	46,575	186,300	372,600	—	—	—	—	—
	3/8/2021	(9)	—	—	—	—	—	—	—	60,000	717,000
	3/8/2021	(10)	—	—	—	—	—	—	—	25,715	307,294
	7/18/2021	(6)	—	—	—	—	—	—	—	19,385	176,015
Anand Gopalan	5/13/2021	(11)	—	—	—	—	—	—	—	182,815	1,681,898
	5/13/2021		—	—	—	—	25,367	34,279	46,620	—	420,846

(1)

Each named executive officer except for Dr. Gopalan was granted a non-equity incentive plan award pursuant to our 2021 Executive Bonus Plan which is discussed in greater detail in the “Non-Equity Incentive Plan Compensation” section of the “Compensation Discussion and Analysis.” The amounts shown in the “target” column reflect the target payout under the plan. The target amount is equal to 100% of Dr. Tewksbury’s annual base salary (pro-rated for 2021 based on his commencement of employment in November 2021), 70% of Mr. Hamer’s annual base salary, 80% of Mr. Barnhart’s annual base salary (pro-rated for 2021 based on his commencement of employment in March 2021), 60% of Mr. Vess’s annual base salary (pro-rated for 2021 based on his commencement of employment in March 2021) and 60% of Ms. McBeath’s annual base salary. The amounts shown in the “minimum” column reflect the minimum payout of 25% of the target bonus amount if only one of the three the performance targets is achieved at 75%. The amounts shown in the “maximum” column reflect the maximum payout of 200%% of the target bonus amount if the performance targets are achieved at maximum level. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table.

(2)

Dr. Gopalan was granted performance RSUs under our 2020 Equity Incentive Plan, the vesting of 80% of which is related to the Company’s fiscal year 2021 revenue and the remaining 20% of which is related to the Company’s fiscal year 2021 relative total stockholder return as described in “Performance RSU” section of the “Compensation Discussion and Analysis.” The “threshold” “target” and maximum” amounts represents the number of such RSUs that would have been eligible to vest based on achievement of fiscal year 2021 revenue and relative total stockholder return targets.

(3)

Represents the aggregate grant date fair value of stock options and stock awards to the officer, computed in accordance with FASB ASC Topic 718 and SEC rules. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our financial statements. See Note 8 to Velodyne Lidar’s consolidated financial statements included elsewhere in the Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the assumptions made by us in determining the grant date fair value of Velodyne Lidar’s equity awards. For Dr. Gopalan’s performance RSUs reflected in the table, the grant date fair value assumes such RSUs will become eligible to vest at their “target” level (100%), which the

Company determined was the probable outcome for such awards at the time of grant. The grant date fair value of such performance RSUs assuming achievement at the maximum level is set forth in footnote 1 to the Summary Compensation Table.
(4)	25% of the restricted shares vest on November 10, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(5)

40,000 of the RSUs, vest quarterly over 4 years beginning on March 31, 2021, and 75,536 of the RSUs vest quarterly over 4 years beginning on February 28, 2021, in each case, subject to continued service through each vesting date.

(6)	The RSUs vest over a two-year period in equal quarterly installments from July 18, 2021, subject to continued service through each vesting date.
(7)	25% of the RSUs vest on March 15, 2022 and 6.25% of the RSUs vest quarterly thereafter, subject to continued service through each vesting date.
(8)	25% of the RSUs vest on March 1, 2022 and 6.25% of the RSUs vest quarterly thereafter, subject to continued service through each vesting date.
(9)	25% of the restricted shares vest on October 30, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(10)	The RSUs vest quarterly over 4 years beginning on February 28, 2021, subject to continued service through each date.
(11)

The RSUs vest in full on (i) the date of the following annual meeting of stockholders or (ii) a change of control event, subject to continued service through each date. Dr. Gopalan resigned prior to any vesting event.

Outstanding Equity Awards at 2021 Year-End

The following table provides information regarding outstanding equity awards held by Velodyne Lidar’s named executive officers as of December 31, 2021. There were no outstanding stock options held by our named executive officers as of December 31, 2021. See “Potential Payments on Termination or Change in Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(*) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Theodore L. Tewksbury, PhD.	211,298	(1)	980,422	—	—
Andrew Hamer	39,172	(2)	181,758	—	—
	9,181	(2)	42,600	—	—
	119,890	(2)	556,290	—	—
	40,000	(3)	185,600	—	—
	75,536	(4)	350,487	—	—
	33,924	(5)	157,407	—	—
James Barnhart	227,437	(6)	1,055,308	—	—
	16,962	(5)	78,704	—	—
Sinclair Vass	151,625	(7)	703,540	—	—
	16,962	(5)	78,704	—	—
Kathryn McBeath	20,894	(8)	96,948	—	—
	41,250	(9)	191,400	—	—
	16,962	(5)	78,704	—	—
Anand Gopalan(10)	—		—	—	—

(*)	Amounts are calculated by multiplying the number of shares shown in the table by $4.64, the closing market price per share of Velodyne Lidar’s Common Stock on December 31, 2021.

(1)	25% of the restricted shares vest on November 10, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(2)

The liquidity-event requirement was deemed satisfied by the Board of Directors in October 2020 and the service-based vesting condition is satisfied with respect to 25% of the RSUs on April 17, 2020 and with respect to 6.25% of the RSUs quarterly thereafter, subject to continued service through each date.

(3)	The RSUs vest quarterly over 4 years beginning on March 31, 2021, subject to continued service through each date.
(4)	The RSUs vest quarterly over 4 years beginning on February 28, 2021, subject to continued service through each date.
(5)	The RSUs vest over a two-year period in equal quarterly installments from July 18, 2021, subject to continued service through each vesting date.
(6)	25% of the RSUs vest on March 15, 2022 and 6.25% of the RSUs vest quarterly thereafter, subject to continued service through each vesting date.
(7)	25% of the RSUs vest on March 1, 2022 and 6.25% of the RSUs vest quarterly thereafter, subject to continued service through each vesting date.
(8)	25% of the restricted shares vest on October 30, 2022 and 6.25% of the shares vest quarterly thereafter, subject to continued service through each vesting date.
(9)	The RSUs vest quarterly over 4 years beginning on February 28, 2021, subject to continued vesting through each date.
(10)

A portion of Dr. Gopalan’s outstanding, unvested equity was accelerated, as described in “Separation of Anand Gopalan” below, and the remainder was forfeited upon his termination from the Company, effective July 18, 2021.

Options Exercised and Stock Vested in 2021

The following table sets forth the number of shares acquired and the value realized upon vesting of RSUs during the fiscal year ended December 31, 2021 by each of our named executive officers. No stock options were exercised during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Theodore L. Tewksbury, PhD.	0		0
Andrew Hamer	211,027		2,166,190
James Barnhart	2,423		16,064
Sinclair Vass	2,423		16,064
Kathryn McBeath	25,994		171,327
Anand Gopalan	1,829,015	(2)	20,294,540

(1)	Calculated by multiplying (i) the market value of our Common Stock on the release date, by (ii) the number of shares of our Common Stock acquired upon vesting.
(2)	The number of shares under Dr. Gopalan’s performance and time-based RSUs that became vested in connection with Dr. Gopalan’s separation is detailed under “Separation of Dr. Gopalan” below.

Pension Benefits

Velodyne’s named executive officers did not participate in, or otherwise receive any benefits under, any pension plan sponsored by us during the year ended December 31, 2021.

Nonqualified Deferred Compensation

Velodyne’s named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during year ended December 31, 2021.

Potential Payments upon Termination or Change in Control

Severance Benefit Agreements

Each of our named executive officers who remained employed with us through the end of the 2021 fiscal year is party to a severance benefit agreement with the Company (a “Severance Agreement” or the “Severance Agreements”).

Under the terms of the Severance Agreements, as amended, upon a termination of a named executive officer’s employment by the Company without cause, or upon the named executive officer’s resignation for good reason (a “Qualifying Termination”) that is not a CIC Termination (as defined below), such individual would be eligible to receive (a) continued payment of such individual’s annual base salary for a period of 9 months (12 months for Mr. Hamer and 18 months for Dr. Tewksbury), and (b) payment of premiums for coverage under COBRA for up to 9 months (12 months for Mr. Hamer and 18 months for Dr. Tewksbury) or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law. For Dr. Tewksbury, in the event of a Qualifying Termination after December 31, 2022, if less than 50% of the shares subject to his initial restricted stock award and the performance-based stock award to be granted to him pursuant to his offer letter with the company have vested, Dr. Tewksbury shall vest in an amount of shares equal to the difference between: (a) 50% of the total shares subject to such awards and (b) the amount of shares vested under such awards as of his termination date, with the performance-based stock award deemed to be met at target.

Upon a Qualifying Termination occurring within three months prior to, or 12 months following, a change in control (a “CIC Termination”), each named executive officer would be eligible to receive: (i) continued payment for 12 months of such individual’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); (ii) payment of premiums for coverage under COBRA for up to 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; (iii) a lump-sum payment equal to 100% of such individual’s target annual bonus as in effect for the fiscal year in which such termination occurs; and (iv) 100% accelerated vesting and exercisability of all outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria will be deemed achieved at the greater of (a) the target level of achievement of the performance goals or (ii) the actual level of achievement of the performance goals (to the extent then reasonably determinable).

To receive any payments or benefits under the Severance Agreements, each named executive officer is required to sign and allow to become effective, within 60 days following his or her termination of employment, a release of claims in substantially the form attached to the Severance Agreements. The terms “cause”, “good reason” and “change in control” are defined in the applicable Severance Agreements.

Separation of Anand Gopalan

In connection with his termination of employment on July 30, 2021, we entered into a separation agreement with Dr. Gopalan on terms that were generally consistent with the separation terms provided for in the amended and restated employment agreement he entered into with us on January 1, 2021.

Pursuant to his separation agreement, Dr. Gopalan received the following payments and benefits: (i) a lump sum payment in the amount of $1,140,000 (less all applicable deductions and taxes), representing 12 months of base salary and one year’s target bonus; (ii) payment of premiums for coverage under COBRA for up to 12 months (valued at $33,261 as of the termination date); (iii) 275,419 unvested shares subject to Dr. Gopalan’s options with an exercise price of $5.73 per share became fully vested (the aggregate “in-the-money” value of the such accelerated vesting as of his termination date was $627,955); (iv) 437,619 unvested time-based RSUs held by Dr. Gopalan became fully vested

(the aggregate value of such accelerated vesting as of his termination was $3,505,328); and (v) 330,505 unvested performance-based RSU’s became fully vested (the aggregate value of such accelerated vesting as of his termination was $2,647,345).

The table below shows the payments and benefits potentially payable to each of our named executive officers upon a change in control, CIC Termination or Qualifying Termination (other than a CIC Termination) based on an assumed termination date of December 31, 2021 (other than Dr. Gopalan, for whom the actual amounts received in connection with his separation from the Company is set forth above under “Separation of Dr. Gopalan”). The employment of the named executive officers listed below did not actually terminate on December 31, 2021. The actual amounts to be paid to such named executive officers in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of his or her termination. In addition to the amounts shown in the table below, each named executive officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such named executive officer was entitled on the date of termination.

The following table sets forth the amounts payable to each of our current named executive officers based on an assumed termination or change in control of us as of December 31, 2021:

Name	Cash Severance ($)	Health Benefits ($)(1)	Restricted Stock/Restricted Stock Units (Unvested and Accelerated) ($)(2)	Total ($)
Theodore L. Tewksbury, PhD.
Qualifying Termination (other than a CIC Termination)(3)	855,000	35,419	—	890,419
Qualifying Termination in connection with a Change in Control(4)	1,140,000	23,613	980,422	2,144,035
Andrew Hamer
Qualifying Termination (other than a CIC Termination)	389,000	241	—	389,241
Qualifying Termination in connection with a Change in Control	661,300	241	1,474,142	2,135,683
James Barnhart
Qualifying Termination (other than a CIC Termination)	273,750	12,863	—	286,613
Qualifying Termination in connection with a Change in Control	657,000	17,150	1,134,012	1,808,162
Sinclair Vass
Qualifying Termination (other than a CIC Termination)	277,500	17,710	—	295,210
Qualifying Termination in connection with a Change in Control	592,000	23,613	782,224	1,397,837
Kathryn McBeath
Qualifying Termination (other than a CIC Termination)	233,250	25,514	—	258,764
Qualifying Termination in connection with a Change in Control	497,600	34,019	270,104	801,723

(1)

Represents a the value of 9 months (12 months for Mr. Hamer and 18 months for Dr. Tewksbury) in the event of a Qualifying Termination (other than a CIC Termination) or 12 months in the event of a Qualifying Termination in connection with a Change in Control of Company-paid health insurance coverage under the

Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost, based on such individual’s rates and elections as of December 31, 2021.
(2)	Represents acceleration of unvested restricted shares and RSUs based on a Common Stock price of $4.64, the closing market price of the Company’s Common Stock on December 31, 2021.
(3)

A Qualifying Termination (other than a CIC Termination) represents a termination without cause, or a resignation for good reason occurring more than 3 months prior to, or 12 months after, a change in control. The amount set forth under “Cash Severance” reflects the aggregate value of continued base salary payments the named executive officer is entitled to following termination.

(4)

A Qualifying Termination in connection with a Change in Control is a qualifying termination (as described in Footnote 3) occurring within three months prior to, or 12 months after, a change in control. The amount set forth under “Cash Severance” reflects the value of a lump sum payment of 12 months of base salary for each named executive officer.

CEO Pay Ratio

For the 2021 fiscal year, the ratio of the annual total compensation of Dr. Tewksbury, our CEO (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Dr. Tewksbury (“Median Annual Compensation”) was 11.1 to 1. This ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Annual Compensation as the “Median Employee.”

For purposes of this summary, CEO Compensation was $1,993,719 and represents the total compensation reported for Dr. Tewksbury under “2021 Summary Compensation Table” above for the 2021 fiscal year, with the following adjustment: using Dr. Tewksbury’s salary in connection with his appointment to CEO annualized for the full year.

For purposes of this summary, Median Annual Compensation was $180,282, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2021 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. Our Compensation Committee does not use our pay ratio to make compensation decisions. To identify the Median Employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments, and estimates that were used are as follows:

•

To identify the Median Employee, we first determined our employee population as of December 31, 2021 (the “Determination Date”). We had 408 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries (other than our CEO) as of the Determination Date. This number does not include Dr. Tewksbury, and, consistent with the applicable SEC rules, also excludes (i) any independent contractors or “leased” workers.

•

We then measured compensation for the period beginning on January 1, 2021 and ending on December 31, 2021 for these 408 employees (after the exclusions noted above). This compensation measurement was calculated by totaling for each employee, cash compensation paid in 2021, including regular pay (wages and salary), bonus payments, and equity awards.

•

A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the total compensation for such individuals.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Velodyne Lidar’s Board or Compensation Committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We have two equity compensation plans under which shares of Common Stock are authorized for issuance to eligible employees, directors and consultants: (i) the 2020 Equity Incentive Plan (the “2020 Plan”) and (ii) the 2020 Employee Stock Purchase Plan (the “ESPP”). The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	5,467,192	(2)	7.04	(3)	17,412,109	(4)
Equity compensation plans not approved by stockholders	—		—		—
Total	5,467,192		7.04		17,412,109

(1)

All of our equity compensation plans have been approved by our stockholders. This information is with respect to the 2020 Plan and the ESPP. The 2020 Plan provides that the number of shares reserved for issuance thereunder will be increased automatically on the first day of each fiscal year during its term, ending in (and including) 2030, by a number equal to the least of (a) 5% of the total number of shares issued and outstanding on the last day of the prior fiscal year, (b) 10,000,000 shares, or (c) a number of shares determined by our board of directors. The ESPP provides that the number of shares reserved for issuance thereunder will be increased automatically on the first day of each fiscal year during its term, ending in (and including) 2040, by a number equal to the least of (i) 1% of the total number of shares issued and outstanding on the last day of the prior fiscal year, (ii) 2,500,000 shares, or (iii) a number of shares determined by our board of directors. This row does not reflect 9,867,334 shares that were added to the 2020 Plan and 1,973,467 shares that were added to the ESPP effective January 1, 2022 pursuant to the stockholder-approved terms of such plans.

(2)	Includes 9,791 shares subject to outstanding options and 5,457,401 shares subject to outstanding RSUs.
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs since RSUs have no exercise price.
(4)

Includes shares available for future issuance under the 2020 Plan and the ESPP reduced by the number of shares set forth in column (a) above. As of December 31, 2021, 17,806,628 shares were available for issuance under the 2020 Plan and 5,072,673 shares were available for issuance under the ESPP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

As previously disclosed, on September 29, 2020, the Audit Committee of the Board of Directors dismissed WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm. The reports of Withum on the Company’s financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. On September 29, 2020, the Audit Committee approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through September 29, 2020, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such years. During the Company’s fiscal years ended December 31, 2019 and December 31, 2018 and the subsequent interim period through September 29, 2020, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the fiscal years ended December 31, 2019 and December 31, 2018 and through the subsequent interim periods through September 29, 2020, neither the Company, nor any party on behalf of the Company, consulted with KPMG LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by KPMG LLP, our independent registered public accounting firm since the closing of the business combination and the independent registered public accounting firm of Velodyne Lidar, Inc. prior to the closing of the business combination.

	Year Ended December 31,
	2021	2020
Audit Fees(1)	2,884,526	$2,660,074
Tax Fees(2)	86,967	72,600

Total Fees	2,971,493	$2,732,674

(1)

For professional services rendered for the audits of annual consolidated financial statements (including the review of quarterly interim consolidated financial statements), consents, assistance and review of documents filed with the SEC, other services normally provided in connection with statutory or regulatory filings or engagements, the SPAC merger transaction and subsequent SEC filings including registration statements (approximately $958,000 in 2020 and approximately $290,000 in 2021), the Company’s abandoned IPO (approximately $662,000 in 2020), SOX control matters (approximately $925,000 in 2021), Board matters (approximately $262,000 in 2021) and technical accounting matters (approximately $216,000 in 2021).

(2)

Consists of fees for professional services for tax compliance, tax planning and tax advice. These permissible tax services include consultation on tax matters and assistance regarding federal and state tax compliance.

All fees described above were pre-approved by the audit committee.

Pre-approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by KPMG LLP, our independent registered public accounting firm. The audit committee pre- approves specified services in defined categories of audit services, audit- related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of KPMG LLP or on an individual case-by-case basis before KPMG LLP is engaged to provide a service. The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of our Board of Directors consists of the three non-employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. Our Board of Directors has also determined that Mr. Maddock and Mr. Dee are each Audit Committee financial experts as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which our Board of Directors adopted. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Our management is responsible for preparing our financial statements and our financial reporting process. KPMG LLP, our independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.

The Audit Committee has reviewed and discussed with our management and KPMG the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “10-K”). This review included a discussion with KPMG and management of the Company’s accounting principles, the reasonableness of significant estimates and judgments, including disclosure of critical accounting policies, and the conduct of the audit.

In addition, the Audit Committee discussed with KPMG those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees, and the SEC. Additionally, KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The Audit Committee also discussed with KPMG its independence from the Company and satisfied itself as to the independence of KPMG.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s 10-K for filing with the SEC.

Submitted by the following members of the Audit Committee:

Ernest Maddock, Chair

Michael Dee

Christopher Thomas

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Velodyne Lidar, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Hamid Zarringhalam served on the Audit Committee until January 26, 2022. Ernest Maddock joined the Audit Committee on January 13, 2022 and replaced Christopher Thomas as the Chair of the Audit Committee on March 9, 2022.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight directors. Our Board of Directors is divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The terms of the Class II directors, Virginia Boulet, Marta Thoma Hall and Christopher Thomas, expire at the Annual Meeting. The Class III directors will serve until our annual meeting of stockholders in 2023. The Class I directors will serve until our annual meeting of stockholders in 2024. Mr. Thomas will not be standing for reelection at the Annual Meeting.

At this year’s Annual Meeting, the Board will ask stockholders to vote on the election of Virginia Boulet, Helen Pan and Andy Mattes to serve as Class II directors until the annual meeting of stockholders in 2025. The Board (other than Mr. Hall’s spouse and nominee Ms. Hall) unanimously recommends that stockholders vote “FOR” each of the director nominees named above.

David S. Hall has notified the Company that he intends to (a) propose three nominees to the Board for election as directors at the Annual Meeting, in opposition to the three nominees recommended by your Board. The Board does NOT endorse any of the nominees proposed by Mr. Hall. The Board urges you NOT to sign, return or vote any proxy card sent to you by Mr. Hall, even as a protest vote, as only your latest dated proxy card will be counted.

Class II Directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The three nominees for Class II director receiving the highest numbers of affirmative votes cast will be elected. Shares represented by executed WHITE Proxy Cards will be voted, if authority to do so is not withheld, for the election of Ms. Boulet, Ms. Pan and Mr. Mattes. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee.

Each of Ms. Boulet, Ms. Pan and Mr. Mattes has indicated that he or she is willing and able to serve as a director; however, if any or all of such individuals become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each of Ms. Boulet, Ms. Pan and Mr. Mattes has consented to being named in the Proxy Statement and to serve as a director if elected. If any substitute nominee is so designated, we will file an amended Proxy Statement that, as applicable, identifies the substitute nominee, discloses that such nominee has consented to being named in the amended Proxy Statement and to serve as a director if elected, and includes certain biographical and other information about such nominee required by the applicable rules promulgated by the SEC.

THE BOARD OF DIRECTORS (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH OF VIRGINIA BOULET, HELEN PAN AND ANDY MATTES.

THE BOARD OF DIRECTORS OF VELODYNE LIDAR DOES NOT RECOMMEND ANY CANDIDATE FOR ELECTION OTHER THAN VIRGINIA BOULET, HELEN PAN AND ANDY MATTES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

The Audit Committee of our Board of Directors has selected KPMG LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE RATIFICATION THE APPOINTMENT OF KPMG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required by Section 14A of the Exchange Act to give our stockholders the right to vote to approve, on an advisory basis, the compensation of our named executive officers. This is commonly referred to as a “Say On Pay” proposal.

As described further in the “Executive Compensation” section of the Proxy Statement, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our executive compensation programs are to align the interests of executive officers with those of stockholders in a manner that does not encourage excessive risk-taking, pay for performance and the achievement of strategic, financial and leadership objectives, design awards to drive the achievement of strategic business objectives that increase stockholder value, keep compensation competitive to attract, motivate and retain an executive team that continues to drive success, and reflect business conditions and compensation practices to be aligned with our approved peer group to ensure our executive compensation practices are appropriately competitive.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be considered votes cast on this proposal and will not have any effect on the outcome of this proposal.

This vote is advisory and therefore not binding on our Board of Directors, the Compensation Committee, or us. Our Board of Directors and its Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in the Proxy Statement, we will consider those stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Every six years, we are required by Section 14A of the Exchange Act to provide our stockholders an opportunity to vote, on a non-binding and advisory basis, for their preference on how frequently we should seek future non-binding advisory votes on the compensation of our named executive officers. Stockholders have the opportunity to recommend, on a non-binding advisory basis, whether they would prefer these advisory votes on named executive officer compensation to be presented for stockholder approval every one, two or three years. An advisory vote on the compensation of our named executive officers is commonly referred to as a “Say-on-Pay” proposal, and we are conducting a Say-on-Pay proposal for the first time at the Annual Meeting.

After careful consideration, our Board of Directors recommends that future stockholder advisory votes on the compensation of our named executive officers be held annually. We believe that an annual advisory vote on named executive officer compensation will enable our stockholders to provide timely feedback on our named executive officer compensation policies and practices, which will then be considered by our Board of Directors.

This vote is advisory and therefore not binding on our Board of Directors, its Compensation Committee, or us. Instead, you are indicating to our Board of Directors what your preferred frequency is as to future stockholder advisory votes on the compensation of our named executive officers. Nevertheless, our Board of Directors and Compensation Committee appreciate your input as it considers the frequency of future non-binding advisory votes on the compensation of our named executive officers. We expect that the next stockholder vote on the frequency of future non-binding advisory votes on named executive officer compensation will occur at our 2028 annual meeting of stockholders.

The WHITE Proxy Card provides four choices: a one, two or three year frequency or stockholders may abstain from voting on the proposal. The choice of frequency of advisory, non-binding stockholder votes on the compensation of our named executive officers will be the option that receives the most affirmative votes at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast on this proposal and will not have any effect on this proposal.

THE BOARD OF DIRECTORS (OTHER THAN MR. HALL’S SPOUSE AND NOMINEE MS. HALL) UNANIMOUSLY RECOMMENDS

A VOTE FOR A FREQUENCY OF “ONE YEAR” ON THE ADVISORY PROPOSAL REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Daniel Horwood Daniel Horwood General Counsel and Corporate Secretary

            , 2022

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Company’s current directors and director nominees is c/o Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138.

Name	Present Principal Occupation
Virginia Boulet	Director, Velodyne Lidar, Inc.
Michael E. Dee	Chairman, Velodyne Lidar, Inc.
Marta Thoma Hall	Director, Velodyne Lidar, Inc.
Ernest E. Maddock	Director, Velodyne Lidar, Inc.
Andy Mattes	Chief Executive Officer, President and Director, Coherent, Inc.
Helen Pan	General Manager, Apollo Autonomous Driving USA
Kristin Slanina	Managing Director, Charge Across America Chief Innovation Officer, ParkMyFleet
Theodore L. Tewksbury, Ph.D.	Chief Executive Officer and Director, Velodyne Lidar, Inc.
Christopher Thomas	Director, Velodyne Lidar, Inc.
Hamid Zarringhalam	Corporate Vice President, Nikon Corporation

Officers and Employees

Executive officers and employees of the Company who are Participants are Andrew Hamer, Daniel Horwood and Theodore L. Tewksbury, Ph.D. The business address for each is c/o Velodyne Lidar, Inc., 5521 Hellyer Avenue, San Jose, CA 95138. Their present principal occupations are stated below.

Name	Present Principal Occupation
Andrew Hamer	Chief Financial Officer and Treasurer, Velodyne Lidar, Inc.
Daniel Horwood	General Counsel and Secretary, Velodyne Lidar, Inc.
Theodore L. Tewksbury, Ph.D.	Chief Executive Officer and Director, Velodyne Lidar, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by the Participants as of April 15, 2022 is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Virginia Boulet	11/10/2021	Restricted Stock Unit	23,478	Grant, Award or Other Acquisition
	3/3/2022	Common Stock	12,000	Open Market Purchase
	3/9/2022	Common Stock	50,000	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transaction
Michael E. Dee	9/29/2020	Common Stock	120,000	Grant, Award or Other Acquisition
	6/10/2021	Restricted Stock Unit	10,105	Grant, Award or Other Acquisition
	6/10/2021	Restricted Stock Unit	14,463	Grant, Award or Other Acquisition
	6/17/2021	Common Stock	98,954	Other Acquisition or Disposition
	7/14/2021	Common Stock	10,105	Exercise or Conversion
	7/14/2021	Restricted Stock Unit	10,105	Disposition to the Issuer
	3/9/2022	Common Stock	4,700	Open Market Purchase
	3/11/2022	Common Stock	15,000	Open Market Purchase
Marta Thoma Hall	9/29/2020	Common Stock	5,935,865	Grant, Award or Other Acquisition
	9/29/2020	Common Stock	59,770,524	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	73,445	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	220,336	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	102,823	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	117,12	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	7,793	Grant, Award or Other Acquisition
	9/29/2020	Common Stock	59,770,524	Grant, Award or Other Acquisition
	9/29/2020	Common Stock	5,935,865	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	220,336	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	3,340	Grant, Award or Other Acquisition
	3/8/2021	Common Stock	338,765	Exercise or Conversion
	3/8/2021	Common Stock	110,168	Exercise or Conversion
	3/8/2021	Restricted Stock Unit	73,445	Exercise or Conversion
	3/8/2021	Restricted Stock Unit	220,336	Exercise or Conversion
	3/8/2021	Restricted Stock Unit	44,984	Exercise or Conversion
	3/8/2021	Restricted Stock Unit	110,168	Exercise or Conversion
	3/11/2021	Common Stock	149,021	Open Market Sale
	3/11/2021	Common Stock	40,748	Open Market Sale
	5/13/2021	Common Stock	119,097	Open Market Sale
	5/13/2021	Common Stock	70,647	Open Market Sale
	5/13/2021	Common Stock	38,623	Open Market Sale
	5/13/2021	Common Stock	30,797	Open Market Sale
	5/28/2021	Common Stock	250,000	Open Market Sale
	5/28/2021	Common Stock	250,000	Open Market Sale
	6/1/2021	Common Stock	250,000	Open Market Sale
	6/2/2021	Common Stock	250,000	Open Market Sale
	6/8/2021	Common Stock	26,146	Open Market Sale
	6/9/2021	Common Stock	6,426	Exercise or Conversion
	6/10/2021	Common Stock	3,231	Payment of Tax Liability
	6/10/2021	Common Stock	4,438	Grant, Award or Other Acquisition
	6/10/2021	Restricted Stock Unit	14,463	Grant, Award or Other Acquisition
	7/14/2021	Common Stock	7,344	Exercise or Conversion
	7/14/2021	Common Stock	5,930	Open Market Sale
	9/8/2021	Common Stock	6,427	Exercise or Conversion
	9/8/2021	Common Stock	3,235	Open Market Sale
	9/8/2021	Restricted Stock Unit	6,427	Exercise or Conversion
	10/13/2021	Common Stock	7,345	Exercise or Conversion
	10/13/2021	Common Stock	3,649	Open Market Sale
	10/13/2021	Restricted Stock Unit	7,345	Exercise or Conversion
	12/8/2021	Common Stock	6,426	Exercise or Conversion
	12/8/2021	Restricted Stock Unit	6,426	Exercise or Conversion
	12/9/2021	Common Stock	3,294	Open Market Sale
	12/30/2021	Common Stock	7,344	Exercise or Conversion
	12/30/2021	Restricted Stock Unit	7,344	Exercise or Conversion
	12/31/2021	Common Stock	3,716	Open Market Sale
	3/9/2022	Common Stock	6,427	Exercise or Conversion
	3/9/2022	Common Stock	2,702	Open Market Sale
	3/9/2022	Restricted Stock Unit	6,427	Exercise or Conversion

Name	Date	Title of Security	Number of Shares	Transaction
	04/13/2022	Restricted Stock Unit	7,345	Exercise or Conversion
	04/13/2022	Common Stock	7,345	Exercise or Conversion
	04/13/2022	Common Stock	3,139	Open Market Sale
Andrew Hamer	09/29/2020	Restricted Stock Unit	14,689	Grant, Award or Other Acquisition
	09/29/2020	Restricted Stock Unit	14,689	Grant, Award or Other Acquisition
	09/29/2020	Restricted Stock Unit	190,958	Grant, Award or Other Acquisition
	09/29/2020	Restricted Stock Unit	78,342	Grant, Award or Other Acquisition
	09/29/2020	Restricted Stock Unit	4,527	Grant, Award or Other Acquisition
	03/08/2021	Common Stock	91,805	Exercise or Conversion
	03/08/2021	Restricted Stock Unit	5,508	Exercise or Conversion
	03/08/2021	Restricted Stock Unit	14,689	Exercise or Conversion
	03/08/2021	Restricted Stock Unit	71,608	Exercise or Conversion
	03/08/2021	Restricted Stock Unit	40,000	Grant, Award or Other Acquisition
	03/08/2021	Restricted Stock Unit	75,536	Grant, Award or Other Acquisition
	03/11/2021	Common Stock	34,034	Open Market Sale
	05/26/2021	Common Stock	52,318	Exercise or Conversion
	05/26/2021	Restricted Stock Unit	1,836	Exercise or Conversion
	05/26/2021	Restricted Stock Unit	23,870	Exercise or Conversion
	05/26/2021	Restricted Stock Unit	19,585	Exercise or Conversion
	05/26/2021	Restricted Stock Unit	4,527	Exercise or Conversion
	05/26/2021	Restricted Stock Unit	2,500	Exercise or Conversion
	06/01/2021	Common Stock	2,359	Open Market Sale
	06/02/2021	Common Stock	26,068	Open Market Sale
	06/09/2021	Common Stock	4,721	Exercise or Conversion
	06/09/2021	Restricted Stock Unit	4,721	Exercise or Conversion
	06/10/2021	Common Stock	2,375	Open Market Sale
	07/14/2021	Common Stock	19,331	Exercise or Conversion
	07/14/2021	Restricted Stock Unit	11,935	Exercise or Conversion
	07/14/2021	Restricted Stock Unit	4,896	Exercise or Conversion
	07/14/2021	Restricted Stock Unit	2,500	Exercise or Conversion
	07/15/2021	Common Stock	9,727	Open Market Sale
	07/18/2021	Restricted Stock Unit	38,770	Grant, Award or Other Acquisition
	08/11/2021	Common Stock	918	Exercise or Conversion
	08/11/2021	Restricted Stock Unit	918	Exercise or Conversion
	08/12/2021	Common Stock	463	Open Market Sale
	09/08/2021	Common Stock	4,721	Exercise or Conversion
	09/08/2021	Restricted Stock Unit	4,721	Exercise or Conversion
	09/08/2021	Common Stock	2,379	Open Market Sale
	10/13/2021	Common Stock	19,331	Exercise or Conversion
	10/13/2021	Restricted Stock Unit	11,935	Exercise or Conversion
	10/13/2021	Restricted Stock Unit	4,896	Exercise or Conversion
	10/13/2021	Restricted Stock Unit	2,500	Exercise or Conversion
	10/13/2021	Common Stock	9,730	Open Market Sale
	11/10/2021	Common Stock	5,764	Exercise or Conversion
	11/10/2021	Restricted Stock Unit	4,896	Exercise or Conversion
	11/10/2021	Restricted Stock Unit	918	Exercise or Conversion
	11/11/2021	Common Stock	2,906	Open Market Sale
	12/08/2021	Common Stock	4,721	Exercise or Conversion
	12/08/2021	Restricted Stock Unit	4,721	Exercise or Conversion
	12/09/2021	Common Stock	2,423	Open Market Sale
	12/30/2021	Common Stock	7,397	Exercise or Conversion
	12/30/2021	Restricted Stock Unit	4,897	Exercise or Conversion
	12/30/2021	Restricted Stock Unit	2,500	Exercise or Conversion
	12/31/2021	Common Stock	3,743	Open Market Sale
	01/12/2022	Common Stock	11,935	Exercise or Conversion
	01/12/2022	Restricted Stock Unit	11,935	Exercise or Conversion
	01/12/2022	Common Stock	4,928	Open Market Sale

Name	Date	Title of Security	Number of Shares	Transaction
	02/09/2022	Common Stock	5,764	Exercise or Conversion
	02/09/2022	Restricted Stock Unit	918	Exercise or Conversion
	02/09/2022	Restricted Stock Unit	4,846	Exercise or Conversion
	02/10/2022	Common Stock	1,995	Open Market Sale
	03/09/2022	Common Stock	4,721	Exercise or Conversion
	03/09/2022	Restricted Stock Unit	4,721	Exercise or Conversion
	03/10/2022	Common Stock	1,684	Open Market Sale
	04/13/2022	Restricted Stock Unit	11,935	Exercise or Conversion
	04/13/2022	Restricted Stock Unit	4,896	Exercise or Conversion
	04/13/2022	Restricted Stock Unit	2,500	Exercise or Conversion
	04/13/2022	Common Stock	19,331	Exercise or Conversion
	04/13/2022	Common Stock	149,604	Grant, Award or Other Acquisition
	04/13/2022	Common Stock	698,150	Grant, Award or Other Acquisition
	04/13/2022	Common Stock	6,942	Open Market Purchase
Daniel Horwood	3/9/2022	Restricted Stock Unit	12,975	Grant, Award or Other Acquisition
	3/9/2022	Common Stock	865	Exercise or Conversion
	3/10/2022	Common Stock	373	Open Market Sale
	04/13/2022	Common Stock	112,203	Grant, Award or Other Acquisition
	04/13/2022	Common Stock	523,612	Grant, Award or Other Acquisition
Ernest E. Maddock	1/3/2022	Restricted Stock Unit	31,098	Grant, Award or Other Acquisition
	3/4/2022	Common Stock	10,000	Open Market Purchase
	3/7/2022	Common Stock	10,000	Open Market Purchase
Kristin Slanina	7/29/2021	Restricted Stock Unit	16,558	Grant, Award or Other Acquisition
	3/10/2022	Common Stock	13,000	Open Market Purchase
	3/10/2022	Common Stock	13,000	Open Market Purchase
Theodore L. Tewksbury, Ph.D	11/10/2021	Common Stock	211,298	Grant, Award or Other Acquisition
	04/13/2022	Common Stock	2,618,060	Grant, Award or Other Acquisition
Christopher Thomas	9/29/2020	Restricted Stock Unit	73,445	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	1,113	Grant, Award or Other Acquisition
	9/29/2020	Restricted Stock Unit	74,465	Grant, Award or Other Acquisition
	5/26/2021	Restricted Stock Unit	22,591	Exercise or Conversion
	5/26/2021	Restricted Stock Unit	1,113	Exercise or Conversion
	5/26/2021	Common Stock Unit	24,064	Exercise or Conversion
	6/8/2021	Common Stock	8,500	Open Market Sale
	6/10/2021	Restricted Stock Unit	10,105	Grant, Award or Other Acquisition
	6/10/2021	Restricted Stock Unit	14,463	Grant, Award or Other Acquisition
	7/14/2021	Common Stock	10,105	Exercise or Conversion
	7/14/2021	Restricted Stock Unit	10,105	Disposition to the Issuer
	8/11/2021	Common Stock	4,590	Exercise or Conversion
	8/11/2021	Restricted Stock Unit	4,590	Exercise or Conversion
	11/10/2021	Common Stock	4,591	Exercise or Conversion
	11/10/2021	Restricted Stock Unit	4,591	Exercise or Conversion
	2/9/2022	Common Stock	4,590	Exercise or Conversion
	2/9/2022	Restricted Stock Unit	4,590	Exercise or Conversion
	3/14/2022	Common Stock	20,000	Open Market Purchase
Hamid Zarringhalam	3/15/2021	Restricted Stock Unit	9,386	Grant, Award or Other Acquisition
	5/13/2021	Common Stock	2,500	Open Market Purchase
	6/10/2021	Restricted Stock Unit	14,463	Grant, Award or Other Acquisition
	3/9/2022	Common Stock	5,000	Open Market Purchase
	3/11/2022	Common Stock	5,000	Open Market Purchase
	04/13/2022	Restricted Stock Unit	3,128	Exercise or Conversion
	04/13/2022	Common Stock	3,128	Exercise or Conversion

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of its subsidiaries, or (ii) beneficially owns, directly or indirectly, securities of any parent or subsidiary of the Company. Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, no part of the purchase price or market value of any of the securities in this Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Based on the information provided by each Participant, other than as set forth in this Appendix A or elsewhere in this proxy statement and other than as a director, director nominee or executive officer acting solely in that capacity, none of the Participants or their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2022 Annual Meeting. In addition, other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants listed above is now, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 19, 2022 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O VELODYNE LIDAR, INC. information up until 11:59 p.m. Eastern Time the day before the cut-off date or P.O. BOX 1342 meeting date. Have your proxy card in hand when you access the web site and BRENTWOOD, NY 11717 follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in futureyears. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: <XXXXX>1-X##### KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VELODYNE LIDAR, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class II Directors Nominees: For Withhold 01) Helen Pan 02) Virginia Boulet 03) Andy Mattes The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3 and ONE YEAR for proposal 4: 2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To approve, on an advisory basis, the compensation of our named executive officers. ONE TWO THREE YEAR YEARS YEARS ABSTAIN 4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. <XXXXX>2-X##### PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED APRIL 19, 2022 VELODYNE LIDAR, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS [____________], 2022 The stockholder(s) hereby appoint(s) [Appointee] and [Appointee], or either of them, as proxies, each with the power to appoint [his/her] substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Velodyne Lidar, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at [time] [a.m. / p.m.], Pacific Daylight Time on [day], [____________], 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3, AND ONE YEAR FOR PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE AddressChanges/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE